UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Section 240.14a-12

                                  b-Fast Corp.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration No:

      3)    Filing Party:

      4)    Date Filed:

                                Table of Contents
                                -----------------

GENERAL INFORMATION FOR STOCKHOLDERS.........................................1
    Proxy Solicitation.......................................................1
    Voting Policy and Procedure..............................................1
    Voting Tabulation and Results............................................2

ITEM 1 -- ELECTION OF DIRECTORS..............................................3
    General Information......................................................3

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD...............................5
    Meetings of the Board of Directors.......................................7
    Compensation of Directors................................................5
    Committees of the Board of Directors.....................................5

EXECUTIVE OFFICERS OF b-FAST.................................................6

EXECUTIVE COMPENSATION.......................................................7

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..................7

COMPENSATION PURSUANT TO PLANS...............................................8

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS.................................8

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS..............................10

1999 ANNUAL MEETING.........................................................11

CERTAIN TRANSACTIONS WITH MANAGEMENT........................................12
    Section 16(a) Beneficial Ownership Reporting Compliance.................12
    Related Transactions....................................................12

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC AUDITOR.........................14

FINANCIAL DISCLOSURE........................................................15

OTHER BUSINESS..............................................................15

MISCELLANEOUS INFORMATION...................................................16
    Stockholder Proposals...................................................16
    Expense of Solicitation of Proxies......................................16
    Communication with the Board............................................17
    Householding of Proxy Materials.........................................17
    Form 10-KSB/A Exhibits..................................................18
                                  b-Fast Corp.
                            660 Newtown-Yardley Road
                           Newtown, Pennsylvania 18940


                                                                 August 26, 2005

To All Stockholders of b-Fast Corp.:

         It is my pleasure to invite you to the Annual Meeting of Stockholders ("Meeting") which will be held on Wednesday, September 28, 2005. We will meet at 4750 Lindle Road, Harrisburg, Pennsylvania, at 9 a.m. Your continuing interest in b-Fast's business is appreciated, and I encourage you to attend the Meeting.

         The annual election of directors will take place at the Meeting. Personal information about each nominee for the Board of Directors, as well as information about the functions of the Board, is contained in the Proxy Statement.

         You are also being asked to ratify the appointment of WithumSmith+Brown, P.C. as our independent auditor for 2005.

         Your vote is important. Even if you plan to attend the Meeting, please mark, sign, date and return the enclosed proxy so that your shares will be represented at the Meeting. A postage prepaid, self-addressed return envelope is enclosed for your convenience in returning the proxy.

                                                                   PAUL R. SLACK
                                                                       Secretary


Doors open at 8:30 a.m.

                                  b-Fast Corp.
                            660 Newtown-Yardley Road
                           Newtown, Pennsylvania 18940

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders ("Meeting") of b-Fast Corp. ("b-Fast") will be held at 4750 Lindle Road, Harrisburg, Pennsylvania on Wednesday, September 28, 2005, at 9 a.m. for the following purposes:

(1) to elect four directors to serve for terms of one year or until their successors have been elected and qualified;

(2) to ratify the appointment of WithumSmith+Brown, P.C. as the independent auditor for b-Fast; and

(3)   to transact such other business as may properly come before the Meeting.

      Stockholders of record at the close of business on August 12, 2005 are entitled to receive notice of and to vote at the Meeting.

      This Notice, the Proxy Statement and the enclosed form of proxy are sent to you by order of the Board of Directors.

                                                                   Paul R. Slack

                                                                       Secretary


August  26, 2005

--------------------------------------------------------------------------------

Regardless of whether you plan to attend the Meeting, please complete and return the enclosed proxy card.

--------------------------------------------------------------------------------

PROXY STATEMENT

      The Board of Directors of b-Fast Corp. ("b-Fast") is furnishing this Proxy Statement in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, September 28, 2005, and any adjournments thereof (the "Meeting"). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or after August 26, 2005.

                      GENERAL INFORMATION FOR STOCKHOLDERS

Proxy Solicitation

      b-Fast's Board of Directors (the "Board") solicits proxies in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, regardless of whether the stockholder attends the Meeting. When you as a stockholder vote by properly signing, dating and returning the enclosed proxy, the persons named as proxies vote your shares in accordance with your directions. If you send no directions, the persons named as proxies will vote your shares in accordance with the Board's recommendation.

      b-Fast will bear the cost of soliciting proxies. Brokerage houses, nominees and other custodians and fiduciaries will send proxy material directly to their principals, and b-Fast will reimburse them for their expenses in doing so.

Voting Policy and Procedure

      Record Date. Holders of record of b-Fast Common Stock, no par value ("Common Stock") and Series A Cumulative Convertible Preferred Stock ("Series A Stock") on August 12, 2005 (the "Record Date") are entitled to notice of the Meeting and to vote at the Meeting the shares they held on that date. Each share of Common Stock is entitled to one vote on all matters to be presented at the Meeting, except the election of two Designated Directors as described herein. The holders of the Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two Designated Directors.

      Voting. You can vote your shares by ballot at the Meeting or by proxy through U.S. Mail. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage paid envelope.

      You may revoke your proxy or submit a revised proxy at any time before it is voted at the Meeting. If you choose to vote by mail, however, your proxy must be revised or revoked by 5 p.m., Eastern Standard Time, on Tuesday, September 27, 2005. After that time, your vote may only be revised or revoked by submitting a ballot at the Meeting, which cancels any proxy previously voted.

Voting Tabulation and Results

      An inspector of election ("Inspector") will tabulate the votes cast at the Meeting. The Inspector will treat shares of Common Stock and Series A Stock represented by a properly executed proxy as present at the Meeting for the purpose of determining a quorum. The proxy will be counted for purposes of determining a quorum regardless of whether it is marked as casting a vote or abstaining. Likewise, the Inspector will treat shares of Common Stock and Series A Stock represented by "broker non-votes" as present for purposes of determining a quorum.

      The Board nominees who receive the greatest number of the affirmative votes cast by holders of Common Stock and Series A Stock, up to the number of directors to be elected, will be elected. Accordingly, so long as a quorum is present, abstentions or broker non-votes will not affect the election of directors.

      As of the Record Date, there were outstanding Seven Million, Nine Hundred Ninety-Eight Thousand, Fifty-Two (7,998,052) shares of Common Stock, and One Hundred Forty-Four Thousand, One Hundred Eighty-Five (144,185) shares of Series A Stock. b-Fast has Seventy-Two Thousand (72,000) shares of Common Stock in treasury. As of the Record Date, no shares of b-Fast's Series B Convertible Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters to be presented at the Meeting except the election of two Designated Directors as described herein. The holders of Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two directors to serve as Designated Directors. In all other respects, the Series A Stock is non-voting at the Meeting.

ITEM 1 -- ELECTION OF DIRECTORS

General Information

      The business and affairs of b-Fast are managed by or under the direction of its Board. Stockholders elect directors to serve for terms of one year and until their successors have been elected and qualified or until their earlier resignation, retirement or removal. Absent instructions to the contrary, the persons named in the accompanying form of proxy intend to vote the shares covered by proxies FOR the election of the director nominees named herein. Absent instructions to the contrary, if any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for a substitute nominee, if the Board recommends one.

                            NUMBER AND QUALIFICATION

      Four directors are to be elected at the Meeting to serve terms of one year or until their successors are duly elected and qualified. Our Articles of Incorporation and Bylaws provide for not less than three (3) directors and not more than eleven (11) directors. The Board has nominated four, including the Designated Directors. Holders of Series A Stock will elect two directors in a separate election to serve in the Designated Director positions. A plurality of the votes cast, in person or by proxy, is required for election. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the nominees named herein. Any stockholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any additional individual nominee may do so by marking the proxy to that effect.

      All persons named herein as nominees for director have consented to serve and it is not contemplated that any nominee will be unable to serve as a director. If such event should occur, however, the proxies will be voted by the proxy holders for such other person or persons as may be selected by the present Board.

      The names of the Board's nominees and certain information about them are set forth on the following page. All nominees are presently serving as directors of b-Fast.

Nominees for Regular Directors:

        NAME                             AGE                    DIRECTOR SINCE

        Bobby Ray Adkins                  58                          1994
        Richard W. Brant, M.D.            35                          2000


Nominees for Designated Directors:

        NAME                             AGE                    DIRECTOR SINCE

        James R. Affleck, Jr.             64                          1998
        Alice F. Buford                   57                          1998


      Bobby R. Adkins was elected to the Board on May 20, 1994. He was appointed as Chief Operating Officer in November 1995. Mr. Adkins is the Secretary, Treasurer and a board member of Transtech Holding Company, Inc. ("Transtech") a Delaware holding company, in which he owns a thirty percent equity interest. Mr. Adkins is the Airport Manager at New River Valley Airport, Dublin, Virginia. Mr. Adkins holds Associate degrees in Accounting, Business, Administration, and Law Enforcement, and is a licensed commercial pilot and certified flight instructor. Transtech's owners are Mr. Adkins, Dr. Brant, Ms. Buford and Kathryn Brant. Kathryn Brant is the widow of R. Ted Brant, who was the former CEO and President of b-Fast, and the former President of Transtech.

      James R. Affleck, Jr. was appointed as director in August 1998 by the Board. He also serves as Assistant Secretary and Vice-President. Mr. Affleck's duties as an officer of b-Fast involve general oversight of cash management, insurance, human resources and benefit programs and investor relations.

      Alice F. Buford was elected as director on September 3, 1998 by the Board. Ms. Buford owns a ten percent equity interest in Transtech.

      Richard W. Brant, M.D. was appointed to the Board on July 11, 2000. Dr. Brant received both a Bachelor of Arts and Doctor of Medicine degree from West Virginia University. He is a partner and managing member of Brant Medical Services, LLC, a medical consulting firm. Dr. Brant owns a twenty percent equity interest in, and is the Vice President and a director of, Transtech.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
             ELECTION OF EACH OF THE BOARD'S NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board shall be comprised of two regular directors and two Designated Directors. Regular directors are elected by the holders of the Common Stock. Designated Directors are elected by the holders of the Series A Stock. The Board is currently composed of Messrs. Adkins, Affleck, Dr. Brant and Ms. Buford. Mr. Maurice Lawruk ("Lawruk") who is referenced in this proxy and in the attached Form 10-KSB/A was a Designated Director of the company elected at the 2004 meeting of stockholders. He resigned his position effective January 18, 2005 to pursue other interests.

Meetings of the Board of Directors

      During the fiscal year ended September 30, 2004, b-Fast's records indicate the Board met, or acted by written consent, two times. Each director attended more than 75% of the meetings of the Board held, and participated in 100% of the actions by written consent taken.

Compensation of Directors

      Directors receive compensation at an annual rate of $12,000, and are entitled to an additional fee of $500 per meeting. Fees totaling $62,000 were paid to directors for the fiscal year ended September 30, 2004.

Committees of the Board of Directors

      The Board has an Executive Committee, a Human Resources/Compensation Committee, and an Audit Committee.

      Executive Committee. The Executive Committee is authorized to act in the absence of the Chief Executive Officer. The Board has determined that while an individual serves as Chief Executive Officer the Executive Committee shall be inactive.

      Human Resources/Compensation Committee. The Human Resources/Compensation Committee advises the Board with respect to human resources and compensation matters, including compensation of officers and directors. The committee is comprised of Messrs. Adkins and Affleck. This committee did not meet during the fiscal year ended September 30, 2004.

      Audit Committee. The Audit Committee reviews b-Fast's financial statements, financial systems and internal audit controls, reviews the activities and fees of b-Fast's independent auditor, and performs such other activities in connection with our financial controls as may be directed by the Board. The committee is comprised of Ms. Buford and Mr. Adkins. The audit committee or members thereof communicate with the auditors at least once a quarter discussing any issues that may have come up during the reviews and audit. This committee met one time during the fiscal year ended September 30, 2004.

EXECUTIVE OFFICERS OF b-FAST

      The following information is provided for the current executive officers of b-Fast. The executive officers are appointed annually by the Board and serve at the discretion of the Board.

      Name                         Age   Office

      Bobby Ray Adkins             58    President and Chief Executive Officer;
                                         Director

      James R. Affleck, Jr.        64    Vice President; Assistant Treasurer;
                                         Assistant Secretary; Director

      Paul R. Slack                65    Treasurer; Secretary; Chief Accounting
                                         Officer; Controller


      Paul R. Slack was named Chief Accounting Officer and Controller by the Board in February 1991. Subsequently, Mr. Slack was named Assistant Secretary and Treasurer. On March 5, 1997, Mr. Slack was named Secretary of b-Fast. Mr. Slack received his B.S. degree in accounting from Rider College.

      For additional information regarding Messrs. Adkins and Affleck please refer to the "Election of Directors" section of this Proxy Statement.

EXECUTIVE COMPENSATION

      The following table sets forth information regarding the annual compensation for services in all capacities to b-Fast of the Chief Executive Officer for the fiscal year ended September 30, 2004 and the two previous fiscal years.

=================================================================================================================
                                                                                Long-Term
                                                    Annual Compensation        Compensation
-----------------------------------------------------------------------------------------------------------------
                                                                                  Awards             All Other
     Name and Principal Position         Year       Salary         Bonus       Options/SARS         Compensation
-----------------------------------------------------------------------------------------------------------------
Bobby R. Adkins                          2004       100,869         -0-            -0-                  -0-
Chief Executive Officer; President;      2003       100,485         -0-            -0-                  -0-
Director                                 2002       100,485         -0-            -0-                  -0-
=================================================================================================================

=================================================================================================================
                                     OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
=================================================================================================================
               AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR FISCAL YEAR-END OPTION/SAR VALUE
-----------------------------------------------------------------------------------------------------------------
                                                                               Number of
                                                                              Securities             Value(1) of
                                                                              Underlying             Unexercised
                                                                              Unexercised           in-the-Money
                                                                             Options/SARs           Options/SARs
                                                                               at Fiscal              at Fiscal
                                           Shares                            Year-End (#)           Year-End ($)
                                        Acquired on          Value           Exercisable/           Exercisable/
                Name                    Exercise (#)     Realized ($)        Unexercisable          Unexercisable
-----------------------------------------------------------------------------------------------------------------
Bobby R. Adkins,
Chief Executive Officer; President
Director                                    -0-               -0-                 0/0                $0.00/$0.00
=================================================================================================================

-------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Adkins and Affleck comprise the Human Resources/Compensation Committee ("Committee"). Neither Mr. Adkins nor Mr. Affleck received compensation from b-Fast by virtue of their positions as members of the Committee. Mr. Adkins is employed by b-Fast and received compensation in that capacity for the fiscal year ended September 30, 2004 in the amount of $100,869. Mr. Affleck also is employed by b-Fast, and received compensation in that capacity for the fiscal year ended September 30, 2004. No member of the Committee had any direct or indirect material interest in any transaction or proposed transaction to which we were a party, except that Mr. Adkins has a thirty percent equity interest in Transtech. See the sections of this statement entitled "Election of Directors", "1999 Annual Meeting" and "Related Transactions" for more information concerning Transtech.

COMPENSATION PURSUANT TO PLANS

      b-Fast has an Employees Tax Sheltered Retirement Plan meeting the requirements of Section 401(k) of the Internal Revenue Code (the "Plan"). All regular, full time employees with one or more years of service are eligible to participate in the Plan. The Plan provides for voluntary contributions by a participant of up to 15% of the participant's salary subject to the maximum amounts allowable from time to time by the Internal Revenue Service. Employees become eligible to participate in the Plan after one year of continuous service with b-Fast. We make a matching contribution of 25% of that portion of the participant's contribution which does not exceed two percent of the participant's salary. b-Fast's contribution to the Plan vests after an employee has participated in the Plan for one year. In general, subject to provisions permitting hardship withdrawals and certain loans, the vested amount in a participant's account may only be withdrawn after the participant reaches age 59 1/2, or upon the participant's death, termination of employment, disability or retirement. Contributions to the Plan for the fiscal year ended September 30, 2004 were immaterial.

      We have also provided for the payment of two types of bonuses to selected employees. First, b-Fast has established an incentive plan for operating managers, including department managers, general managers, and vice presidents. Under this plan, each operating manager is eligible to earn incentive payments based on achievement of certain operating and revenue targets established at the beginning of the fiscal year. Second, the Board may authorize additional bonuses for certain executive and selected staff employees based on achievement of specified objectives established at the beginning of the fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

      The following tables set forth, as of the Record Date, information with respect to stock ownership in b-Fast by each person known by us to be the beneficial owner of more than five percent of the outstanding Common Stock or Series A Stock.

==================================================================================================================
                                                       Amount and                      Amount and
                                                       Nature of         Percent        Nature of       Percent
                                                       Beneficial       of Class      Ownership of    of Class of
                Names and Address                     Ownership of      of Common       Series A        Series A
               of Beneficial Owner(1)                 Common Stock        Stock         Stock(2)         Stock
==================================================================================================================
Transtech Holding Company, Inc.                        4,446,065(3)       50.89%          103,540         71.8%
1331 Twelfth Avenue, Suite-109
Altoona, PA  16601

John F. Bricker (deceased)                               401,038           5.0%             -0-            -0-
826 Union Street, Suite 300
New Orleans, LA  70112

Alinco S.A.                                             327,990(4)         4.1%             -0-            -0-
c/o Faust, Rabbach  & Stanger
488 Madison Avenue
New York, NY 10022

Cesamar, S.A.                                           327,990(4)         4.1%             -0-            -0-
c/o Faust, Rabbach  & Stanger
488 Madison Avenue
New York, NY 10022

Project Bond Limited                                    327,990(4)         4.1%             -0-            -0-
c/o Faust, Rabbach  & Stanger
488 Madison Avenue
New York, NY 10022

---------------

(1) Except as otherwise noted, the stockholders listed exercise sole voting and investment power, subject to community property laws where applicable. Information with respect to beneficial ownership is based upon information furnished by each stockholder.

(2) On or about June 30, 1988, the holders of Series A Stock became entitled (pursuant to the Articles of Incorporation of b-Fast), voting separately as a class, to elect two directors, to serve on the Board in designated positions as a result of b-Fast's failure to pay six quarterly dividends on the Series A Stock. Under the Articles of Incorporation, the holders of Series A Stock cannot vote their holdings of Common Stock for the election of b-Fast's regular directors while entitled to elect directors to serve in the designated positions.

(3) During December 1998, Transtech purchased all of the Series A Stock previously held by Triton.

(4) Alinco S.A., Cesamar, S.A., and Project Bond Limited consider themselves a "group" within the meaning of SEC Rule 13d.

      The following table sets forth, as of the Record Date, information with respect to ownership of Common Stock and Series A Stock by (i) each director and director-nominee of b-Fast, and (ii) all officers and directors of b-Fast as a group. This information was furnished to b-Fast by our officers and directors or is based upon public SEC filings.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

==================================================================================================================
                                               Amount and                             Amount and
                                                Nature of           Percent            Nature of         Percent
                                               Beneficial           of Class          Ownership of     of Class of
                                              Ownership of         of Common            Series A         Series A
       Name of Beneficial Owner (1)           Common Stock           Stock               Stock            Stock
==================================================================================================================
Bobby Ray Adkins                               55,000 (2)              *                 -0-(3)             -0-

Richard W. Brant                                 600(4)                *                 -0-(5)             -0-

James R. Affleck, Jr.                            -0-(6)               -0-                -0-(7)             -0-

Alice F. Buford                                  -0-(8)               -0-                -0-(9)             -0-

Paul R. Slack                                      -0-                -0-                 -0-               -0-

All Officers and Directors as a group          55,600(10)              *                  -0-               -0-
(includes 5 persons)

*Denotes ownership of less than one percent (1%) of the indicated class.

-------------------

(1) Except as otherwise noted, the stockholders listed exercise sole voting and investment power, subject to community property laws where applicable. With respect to each person or group, the number of shares and percentages are calculated based on the number of shares outstanding plus shares that such person or group may acquire within 60 days upon the exercise of stock options.

(2) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Mr. Adkins owns a thirty percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(3) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Mr. Adkins owns a thirty percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(4) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Dr. Brant owns a twenty percent equity interest. Dr. Brant disclaims the beneficial ownership of these shares.

(5) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Dr. Brant owns a twenty percent equity interest. Dr. Brant disclaims the beneficial ownership of these shares.

(6) Does not include 8,000 shares of Common Stock (which includes 4,000 shares of Common Stock issuable upon conversion of 500 shares of Series A Stock) owned by Mr. Affleck's spouse. Mr. Affleck disclaims the beneficial ownership of these shares.

(7) Does not include 500 shares of Series A Stock owned by Mr. Affleck's spouse. Mr. Affleck disclaims the beneficial ownership of these shares.

(8) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Ms. Buford owns a ten percent equity interest. Ms. Buford disclaims the beneficial ownership of these shares.

(9) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Ms. Buford owns a ten percent equity interest. Ms. Buford disclaims the beneficial ownership of these shares.

(10) Does not include 3,031,905 shares of Common Stock owned of record by Transtech or 375,788 shares of Common Stock issuable to Transtech on conversion of 93,947 shares of Series A Stock. Does not include 4,000 shares of Common Stock owned of record and 4,000 shares of Common Stock issuable on conversion of 500 shares of Series A Stock owned of record by the spouse of Mr. Affleck.

1999 ANNUAL MEETING

      An annual meeting of stockholders was held on September 23, 1999 in Harrisburg, Pennsylvania for the following purposes: to elect directors; to ratify the amendment to the Articles of Incorporation to increase the authorized Common Stock from 15 million to 60 million shares; to ratify the exchange of all of the issued and outstanding Series A Stock into Common Stock at a rate of eight shares of Common Stock for each share of Series A Stock for every holder other than Transtech, and four shares of Common Stock for each share of Series A Stock held by Transtech; to ratify the issuance of 12,507,000 shares of common stock, in consideration of the forgiveness by Transtech of $6,253,500 of indebtedness owed to Transtech by b-Fast; and to ratify the change in our name from Aero Services International, Inc. to b-Fast Corp.

      Messrs. Adkins, Affleck, Lawruk, T. Brant and Ms. Buford were duly elected as directors at that meeting. The amendment to the Articles of Incorporation was approved with 4,390,545 yes votes. The exchange of the Series A Stock into Common Stock was approved by both the Common Stock and Series A Stock stockholders (the "Exchange"), with the votes cast in favor of the amendment as follows:

      Common Stock stockholders                   -        4,400,000

      Series A Stock stockholders                 -          103,840

      The issuance of 12,507,000 shares of Common Stock in consideration of the forgiveness by Transtech of certain indebtedness (the "Forgiveness") owed to it by b-Fast (collectively, the Forgiveness and the Exchange shall be referred to herein as the "Proposals") also was approved. b-Fast does not currently have sufficient registered Common Stock to effect the Proposals. On August 18, 2003 we became current with our reporting obligations under the Securities Exchange Act of 1934, as amended. Prior to this happening, we were unable to implement the Proposals. The Board is considering what steps, if any, it will take with respect to the Proposals.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires b-Fast's directors and executive officers, and persons who own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of records of the transfer agent, we believe that all of our officers, directors and greater than 10% stockholders have complied with all the filing requirements.

Related Transactions

      For the fiscal year ended September 30, 2004, there have been no transactions between b-Fast and any executive officer, director, five percent beneficial owner of Common Stock or Series A Stock, or member of the immediate family of the foregoing persons in which one of the foregoing persons had an interest of more than $60,000 except for the following:

      In May 1994 Triton Energy Corporation sold the majority of its equity in b-Fast to Transtech. At September 30, 2004, Transtech owned 50.9% of our Common Stock and 71.8% of the Series A Stock. b-Fast is also indebted to Transtech in the amount of $14,882,400, in the form of notes that Transtech purchased from Triton. During the year ended September 30, 2004, we made payments of $16,000 on these loans, and $772,000 of interest expense was recorded against these loans of which none was paid. During the year ended September 30, 2003, we made no payments on these loans, and $790,000 of interest expense was recorded against these loans of which none was paid. At September 30, 2004, the balance sheet includes $9,041,000 of accrued interest due to Transtech. On November 7, 2003, b-Fast entered into a Note Modification Agreement with Transtech whereby Transtech has agreed to extend the repayment terms on the principal and all accrued but unpaid interest thereon until March 20, 2005, and has not been further extended. As a result, the principal and accrued interest on these notes were classified as short-term obligations at September 30, 2004.

      Mr. Lawruk, a former director, his spouse and Kathryn Brant guaranteed repayment of b-Fast's debt obligation to Avfuel Corporation, b-Fast's fuel supplier. The amount of the obligation was $48,000 at September 30, 2004.

      Mr. Lawruk also guaranteed repayment of our debt obligation to Cessna Corporation on our 1979 Beechcraft King Air 200 airplane, which was acquired in March 2001.

      During fiscal year 1998, the Board approved a $500,000 line-of-credit, later increased to $1,500,000 in March 1999, and to $1,800,000 in May 1999, for Brant Motorsports Inc. ("Inc."), whose principal was R. Ted Brant. The interest rate on the line of credit is prime less 1%. Inc. is pursuing an opportunity to potentially develop a NASCAR racetrack, exhibition site and sales facility (the "Project"). Inc. had an exclusive option to develop the Project near the Pittsburgh International Airport. This option expired on December 31, 2001. Inc. is also evaluating other locations including but not limited to Youngstown, Ohio in which to potentially develop the Project. Retroactive to January 2000, Inc. transferred all of its assets, liabilities and rights relating to the Project to Brant Motorsports, LLC ("LLC") under an assignment agreement dated October 2001. b-Fast acquired a 50% non-voting ownership interest in LLC in June 1999. T. Brant held a 50% voting interest. Given the significant losses incurred and the financial condition of Inc. management had determined that all amounts due from Inc. under the line of credit, for interest and additional advances were not collectible. As a result, we charged administration costs of $1,911,000 during fiscal year 1999. In fiscal 2001 and 2000, we made additional advances of $111,000 and $127,000, respectively in connection with the Project. Given the continued losses and the financial condition of Inc. management has determined that the additional advances are not collectible. As a result, b-Fast charged administration costs for $111,000 and $127, 000 respectively, during fiscal years 2001 and 2000. However, in recent years, the project of getting a racetrack built by LLC has continued to move forward slowly and we advanced additional amounts to pay for consulting services on behalf of LLC. These advances were also reserved, and the reserved amounts total $2,343,000 at September 30, 2004.

      As of September 30, 2004, we have a payable to RTB/AS in the amount of $132,000 included on the balance sheet as accrued expenses - other.

      See Note B to our consolidated financial statements attached to this proxy
- Significant Transactions and Note G to these same statements - Financing Arrangements for additional related party transactions.

      For the year ended September 30, 2004 RTB/AS paid management fees to Mr. Adkins in the amount of $29,498.

APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC AUDITOR

      WithumSmith+Brown, P.C. audited our financial statements for the fiscal year ended September 30, 2004 and the Board, upon the recommendation of its Audit Committee, has selected WithumSmith+Brown, P.C. as the independent auditor to examine the financial statements and to perform the audit for the year ending September 30, 2005, such appointment to continue at the pleasure of the Board. While stockholder ratification of the selection of WithumSmith+Brown as our independent auditor is not required by our bylaws or otherwise, we believe it to be a matter of good corporate practice to do so. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain WithumSmith+Brown.

      Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the ratification of WithumSmith+Brown, P.C. as the independent auditor for b-Fast. If the stockholders do not approve this selection, the Board and the Audit Committee will consider other independent auditors.

                 THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
              OF THE APPOINTMENT OF WITHUMSMITH+BROWN, P.C. AS THE
                        INDEPENDENT AUDITOR FOR b-FAST.

      Representatives of WithumSmith+Brown, P.C. are expected neither to be present at the annual meeting nor to be available to respond to stockholders questions at the Meeting. Should representatives of WithumSmith+Brown, P.C. attend the Meeting, they will have the opportunity to make a statement.

      The fees for professional services paid by us to our independent auditors, WithumSmith+Brown, P.C., for the years ended September 30, 2004 and 2003 are as follows:

                                                         2004         2003
                                                     ----------   ----------
Audit fees                                           $   53,000   $   44,800

Tax fees                                                  5,500        5,500

All other fees                                               --        2,155
                                                     ----------   ----------

Totals                                               $   58,500   $   52,455
                                                     ==========   ==========

Audit Fees

      Audit fees consist of fees relative to the audit of the Company's year-end financial statements and review of the Company's quarterly reports on Form 10-QSB.

Tax Fees

      Tax fees consist of fees paid for the preparation of the Company's consolidated United States federal and state tax returns for the fiscal year of 2003 and fiscal year of 2002.

Audit Committee Pre-Approval Policy

      It is the policy of the Company's audit committee to approve all engagements of the Company's independent auditor to render audit or non-audit services prior to the initiation of such services.

FINANCIAL DISCLOSURE

      Attached hereto is a copy of our Form 10-KSB/A, without exhibits, for the fiscal year ended September 30, 2004. Stockholders are strongly encouraged to read this Form 10-KSB/A. It contains information on our company, prior corporate actions, operations, markets, products and services, as well as our audited financial statements.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

MISCELLANEOUS INFORMATION

Stockholder Proposals

      Proposals that stockholders desire to have included in our proxy statement for the 2006 Annual Meeting should be received by us in our offices at 660 Newtown-Yardley Road, Newtown, PA 18940 on or before December 31, 2005. In order to be included in the proxy statement, any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Solicitation Rules of the Securities and Exchange Commission. A stockholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 is not required to be included in our proxy statement and proxy form and may not be presented at the 2005 Annual Meeting.

Expense of Solicitation of Proxies

      The cost of soliciting proxies in the accompanying form, including any and all professional fees paid to attorneys and auditors in connection with the preparation and filing with the SEC of these proxy materials and the financial statements and information included herein and the cost of printing and mailing these proxy materials, will be borne solely by b-Fast. To the extent necessary, in order to assure sufficient representation, b-Fast's directors, officers and regular employees may request the return of proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries and other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. We will reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in furnishing proxy materials to certain beneficial owners of our voting stock.

Communication with the Board

      The Meeting provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to the Secretary of b-Fast at b-Fast's principal executive office. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics.

Householding of Proxy Materials

      The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

      Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, b-Fast Corp., 660 Newtown-Yardley Road, Newtown, Pennsylvania 18940. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Form 10-KSB/A Exhibits

      Copies of exhibits to SEC Form 10-KSB/A are available on prepayment of copying charges. Requests and checks, as appropriate, should be addressed to b-Fast Corp., 660 Newtown-Yardley Road, Newtown, Pennsylvania 18940.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  PAUL R. SLACK
                                  Secretary

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                 REVOCABLE PROXY
                                  B-FAST CORP.

|X|   EASE MARK VOTES
      AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 2005
                        FOR HOLDERS AS OF August 12, 2005

                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

      The undersigned hereby appoints Bobby Ray Adkins and James R. Affleck, Jr., or either of them, as his/her true and lawful proxy(ies) and attorney(s)-in-fact, with full power of substitution, to attend the Annual Meeting of Stockholders of b-Fast to be held at 9:00 a.m. on Wednesday, September 28, 2005 at 4750 Lindle Road, Harrisburg, Pennsylvania, and any adjournments thereof, and to vote, with all the powers the undersigned would possess if personally present, all of the shares of Series A Stock that the undersigned would then have the power to vote. IF NO INDICATION IS MADE BELOW, THESE SHARES SHALL BE VOTED IN THE DISCRETION OF THE ABOVE NAMED PROXY(IES).

1.    Directors recommend: A vote for the following persons as Designated
      Directors:

      |_|  For            |_|  Withhold               |_|  For All Except

      James R. Affleck, Jr.                         Alice F. Buford

      INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

      -------------------------------------------

      Such other matters as may properly come before the meeting or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

      Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Please be sure to sign and date this Proxy in the box below.

Date:
      ---------------          ---------------------------------
                               Stockholder sign above


                               ---------------------------------
                               Co-holder (if any) sign above


                     Detach above card, sign, date and mail
                       in postage paid envelope provided.

                                  b-Fast Corp.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.


-------------------------------

-------------------------------

-------------------------------

                         REVOCABLE PROXY
                           b-Fast Corp.

|X|   PLEASE MARK VOTES
      AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 28, 2005
                        FOR HOLDERS AS OF AUGUST 12, 2005


      The undersigned hereby appoints Bobby Ray Adkins and James R. Affleck, Jr., or either of them, as his/her true and lawful proxy(ies) and attorney(s)-in-fact, with full power of substitution, to attend the Annual Meeting of Stockholders of b-Fast to be held at 9:00 a.m. on Wednesday, September 28, 2005 at 4750 Lindle Road, Harrisburg, Pennsylvania, and any adjournments thereof, and to vote, with all the powers the undersigned would possess if personally present, all of the shares of Common Stock that the undersigned would then have the power to vote. IF NO INDICATION IS MADE BELOW, THESE SHARES SHALL BE VOTED IN THE DISCRETION OF THE ABOVE NAMED PROXY(IES).

1.    Directors recommend: A vote for the following persons as Directors:

      |_|  For            |_|  Withhold               |_|  For All Except

      Bobby Ray Adkins                            Richard W. Brant, M.D.

      INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below:

     -----------------------

2. Directors Recommend: A vote for the ratification of WithumSmith+Brown, P.C. as the independent auditor for b-Fast.

      Such other matters as may properly come before the meeting or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSALS.

      THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

      Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Please be sure to sign and date this Proxy in the box below.



Date:
      ---------------          ---------------------------------
                               Stockholder sign above


                               ---------------------------------
                               Co-holder (if any) sign above


                     Detach above card, sign, date and mail
                       in postage paid envelope provided.

                                  b-Fast Corp.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.



-------------------------------

-------------------------------

-------------------------------

            U.S. Securities and Exchange Commission Washington, D.C.
                                      20549

                                  Form 10-KSB/A
                                 Amendment No. 1

                                   (Mark One)

               [X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  For the fiscal year ended September 30, 2004

             [_] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                 For the transition period from             to
                 Commission file number 1-10190-0
                 b-Fast Corp.
                (Name of small business issuer in its charter)

           Louisiana                                    72-0385274
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                            660 Newtown-Yardley Road
                          Newtown, Pennsylvania 18940
              (Address of principal executive offices) (Zip Code)

                    Issuer's telephone number (215) 860-5600

         Securities registered under Section 12(b) of the Exchange Act:

    Title of each class None. Name of each exchange on which registered None

         Securities registered under Section 12(g) of the Exchange Act:

                        Common Stock (without par value)
                                (Title of Class)

      Series A Cumulative Convertible Preferred Stock (without par value)
                                 Title of class

Check whether the registrant (l) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes |X| No
|_|

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. |X|

State issuer's revenues for the year ended September 30, 2004. $4,119,435

State the aggregate market value of the voting stock held by non-affiliates as of September 30, 2004.

- Common Stock (without par value)                     $59,492
(1) See Note Below

- Series A Cumulative Convertible Preferred Stock      $11,381
(2) See Note Below

(1) Based upon the average bid and asked prices of b-Fast's Common Stock as of September 30, 2004.

(2) Based upon the average bid and asked price of b-Fast's Series A Cumulative Convertible Preferred Stock as of August 18, 2004, the last date for which a published bid and asked price is available.

State the number of shares outstanding of each of the Company's classes of common equity as of September 30, 2004:

- Common Stock (without par value) 7,998,052 shares.

b-Fast Corp.
                                   FORM 10-KSB


TABLE OF CONTENTS


Part I                                                                  Page No.

Item 1. Description of Business                                            4
Item 2. Description of Property                                            7
Item 3. Legal Proceedings                                                  8
Item 4. Submission of Matters to a Vote of Security Holders                8


Part II

Item 5. Market for Common Equity and Related Stockholder Matters           9
Item 6. Management's Discussion and Analysis or Plan of Operation         10
Item 7. Financial Statements                                              14
Item 8. Changes in and Disagreements with Accountants on Accounting and
        Financial Disclosure                                              14
Item 8A.Controls and Procedures                                           14
Item 8B.Other Information                                                 14


Part III

Item 9. Directors, Executive Officers, Promoters and Control Persons;
        Compliance With Section 16 (a) of the Exchange Act                15
Item 10.Executive Compensation                                            17
Item 11.Security Ownership of Certain Beneficial Owners and
        Management and Related Stockholder Matters                        19
Item 12.Certain Relationships and Related Transactions                    20
Item 13.Exhibits and Reports on Form 8-K                                  21
Item 14.Principal Accountant Fees and Services                            21

PART I

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated in such statements due to a number of factors, including changes in customer spending patterns and in demand for aviation fuel.

Additional factors that may affect our business and financial results are the effect of planned and unplanned outages on our operations; the potential impact of strikes or work stoppages at facilities of our customers and suppliers; the sensitivity of our results to relatively small changes in the prices we obtain for our products; competition; the consolidation of many of our customers and suppliers; the costs associated with environmental controls and remediation expenditures and the uncertainty of future environmental control requirements; availability and prices associated with raw materials, supplies, utilities and other services and items required by our operations; employment matters; our ability to obtain new capital at reasonable costs and terms; and the effect of existing and possible future lawsuits against us. The forward-looking statements included in this document are based on information available to us as of the date of this report, and we assume no obligation to update any of these statements.

Explanatory Note

      This Amendment No. 1 on Form 10-KSB/A to the Annual Report on Form 10-KSB for the year ended September 30, 2004 is filed to update Item 6; Item 8A; Item 9; Note D12, of the Notes to Consolidated Financial Statements; and Exhibits
31.3 and 31.4.

Item 1. Description of Business

                         GENERAL DEVELOPMENT OF BUSINESS

b-Fast Corp. ("b-Fast"), founded in 1948, was incorporated in Louisiana under the name "Pan-Air Corporation". In 1980, we changed our name to "Aero Services International, Inc." In September 1999, we again changed our name to "b-Fast Corp." b- Fast's corporate office is located at 660 Newtown-Yardley Road, Newtown, Pennsylvania, 18940, and its telephone number is 215-860- 5600.

We supply ground support services for general aviation aircraft at the Harrisburg International Airport located in Middletown, Pennsylvania. Our facility is more commonly referred to as a "Fixed Base Operation" or "FBO". We provide on demand "line services" for the general aviation fleet that includes the fueling, ground handling and storage of aircraft along with the subleasing of hangar and office space to tenants. In conjunction with general aviation activities, we also provide, on a contractual basis, ground support services for commercial airlines. These services primarily include fueling and de-icing.

During fiscal year 1999, b-Fast entered into several transactions involving the auto racing industry, all of which were anticipated to diversify the business risks associated with our then dependency on general aviation services. During fiscal year 2002, these transactions produced a major source of our cash flow, amounting to $1,279,000. During fiscal year 2003 we received $451,000 from RTB/AS, L.L.C. ("RTB/AS"), which more than offset the $358,000 used in operations. During fiscal year 2004 we received $405,000 from RTB/AS again more than offsetting the $244,000 used in operations. We expect a similar cash flow in fiscal 2005.

SIGNIFICANT TRANSACTIONS

During fiscal 1994, Triton Energy Corporation ("Triton") b- Fast's then principal shareholder and creditor, sold all of the b-

Fast indebtedness, common stock and a large portion of b-Fast's
Series A Cumulative Convertible Preferred Stock ("Series A Stock") to Transtech Holding Co., Inc. ("Transtech"). See Item 12 for additional information.

Transtech is a holding company owned and managed by individuals with management experience and ownership (direct and indirect) of other FBOs. At the same time as the sale described in the preceding paragraph, R. Ted Brant or after his death on June 28, 2000, the estate of R. Ted Brant (in both instances, "Brant"), Bobby R. Adkins ("Adkins"), and Maurice Lawruk ("Lawruk") were named directors of b-Fast (the "New Board"). At the same time, Transtech agreed to forgive a portion of the debt ($2,723,000), eliminate accrual of interest on the debt from b-Fast through November 1994, and to forebear for three years collection of the remaining $14,882,000 of principal debt to the extent that payments would exceed 50% of b-Fast's available cash flow.

In April 1995 after a series of sales of existing FBO's designed to improve liquidity, b-Fast purchased 100% of the stock of Mountain State Flight Services, Inc. ("Mountain State"), a West Virginia corporation. Mountain State operated the sole FBO at the Morgantown, West Virginia airport. Brant was a shareholder and President of Mountain State at the time of purchase.

In November 1997 we began FBO operations at Harrisburg International Airport in Middletown, Pennsylvania under the terms of a five year lease with the Commonwealth of Pennsylvania signed in July of that year. On May 1, 2002 we executed a new five year lease with the Susquehanna Area Regional Airport Authority, a Pennsylvania municipal authority. Under the terms of the new lease we have relocated our FBO to a better location on the airport and into a larger facility.

During 1998, we began exploring investments in other business opportunities not related to the aviation industry. To this end, b-Fast, together with Brant, formed a limited liability company named RTB/AS, L.L.C. in January 1999. The purpose of this company is to invest in the auto racing industry. We own a 99% interest in RTB/AS and Brant owns a 1% interest with 100 % voting rights. As of October 1, 2001, our investment in RTB/AS is being accounted for using the equity method.

During 1998, the Board approved a $500,000 line-of-credit, increased to $1,500,000 as of March 1, 1999, and further increased to $1,800,000 in May, 1999, for Brant Motorsports, Inc. ("Inc.") a venture involved in the auto-racing business which promoted race cars and sold advertising. The interest rate on the line of credit is prime less 1%. Inc. is owned 100% by Brant. (See, "Item 12 - Certain Relationships and Related Transactions" for additional information.) At September 30, 1999, management determined that all amounts due on the line of credit, outstanding interest and additional advances made to Inc. were not collectible. Therefore, we have reserved amounts totaling $1,911,000 as of September 30, 1999.

In June 1999, we acquired a 50% non-voting interest in Brant Motorsports, LLC, ("LLC"), a Delaware limited liability company, with Brant owning a 50% voting interest. In January 2000, as part of a restructuring of its operations and finances, Inc. transferred all of its assets and liabilities to LLC. The transfer offered an opportunity for us to collect on the indebtedness of Inc. In connection with the transfer of the indebtedness from Inc. to LLC, Inc. obtained relief from us from collection on all amounts outstanding. However, in recent years the project of getting a racetrack built by LLC has continued forward slowly and we advanced additional amounts to pay for consulting services on behalf of LLC. These advances were also reserved, and the reserved amounts total $2,343,000 at September 30, 2004.

On March 11, 1999 we sold our FBO at Chicago's Midway Airport to Atlantic Aviation Flight Support, Inc. for $17,750,000 plus the assumption of certain debt of approximately $1,012,000. During 1999, b-Fast contributed $9,875,000 to RTB/AS from the proceeds of this sale. RTB/AS acquired an After Tax Economic Interest ("ATEI") in Brant's 30% ownership interest in an auto racing entity for $4,275,000.

On June 28, 2000, Brant died unexpectedly. On July 11, 2000, Lawruk was elected Chairman of the Board to replace Brant. Also, on the same date, the Board elected Adkins as President and Chief Executive Officer and appointed Richard W. Brant, MD, the son of Brant, as a Director.

On October 31, 2000, we sold our FBO at Morgantown, West Virginia to the City of Morgantown for $150,000 and the release of b-Fast from certain obligations to that City. Even as the only FBO on this airport, the traffic volume at this airport made it difficult for the FBO to be consistently profitable.

BUSINESS OF ISSUER

We supply ground support services to corporate and other general aviation aircraft at an FBO located at the Harrisburg International Airport, in Middletown, Pennsylvania. We provide line services, subcontracts maintenance and repairs of aircraft, and leases hangar space to various tenants. We also provide ground support services (including fueling) to commercial airlines, air freight carriers and overnight courier services. Over the past several years we entered into certain transactions that are directly and indirectly related to motorsports and auto racing. These transactions yielded a substantial portion of our cash flow in the last fiscal year.

Line Services

Line services are ground support services that facilitate the day-to-day operation of aircraft. The primary line services we render are aircraft fueling, handling, cleaning, towing, tie-down and aircraft hangar storage. In connection with these services, we provide amenities for the passengers and crews of the aircraft, such as passenger and pilot lounges, flight planning assistance and weather information facilities, conference facilities, arranging of travel and hotel accommodations, aircraft catering and ground transportation.

Our line service customers are primarily owners and operators of corporate aircraft, including those based at our Harrisburg facility and others that are transient. The business of providing line services is highly competitive.

Hangar Leasing

We lease hangar and ramp (tie down) space to customers whose aircraft are based at our Harrisburg facility and to various aviation related businesses. Leases of hangar space vary in duration and are most often associated with line service customers who operate corporate and private aircraft.

Commercial Airline Services

Commercial airline ground support services are provided to airlines and regional air carriers on a contractual basis at the Harrisburg FBO. Services provided include aircraft fueling and de- icing. In commercial airline fueling, we receive a fee for transporting fuel owned by the airline from a storage facility and pumping the fuel into the airline's aircraft.

SUPPLIES

48% of our sales during the fiscal year ended September 30, 2004 was derived from the sale of fuel. The availability of an adequate supply of fuel, particularly jet fuel, is critical to our operations. In order to develop a more stable fuel supply arrangement, we entered into a fueling agreement with Avfuel Corporation beginning in October 1998. Management believes that our present allocations of fuel and other supplies are adequate to meet overall demand for the foreseeable future. Supplies could be interrupted, curtailed or allocated to other providers of fuel services for a variety of reasons, including, but not limited to, a refinery shutdown, severe weather or war.

RESEARCH AND DEVELOPMENT: NEW PRODUCTS

The nature of our business is service related with no amounts of money devoted to research and development or new products.

ENVIRONMENTAL PROTECTION

Our business operations previously involved the storage, handling and sale of aviation fuel utilizing underground storage tanks ("USTs") at various facilities, most recently being the FBO at Chicago that was sold in March 1999. The FBO at Harrisburg International Airport uses above ground storage tanks. While these tanks also may leak or otherwise bend to environmental issues, identification of a problem generally is easier, given the tank is not below ground. In general however, our operations are subject to a number of federal, state and local environmental laws and regulations, that govern the use of hazardous substances, including the storage and sale of aviation fuels, and also including regulations of USTs.

While b-Fast believes that all EPA problems have been identified and where required adequately provided for in its financial statements, we realize that additional and potentially substantial environmental liabilities may arise in the future. We do not anticipate experiencing any competitive disadvantage because the entire industry is subject to these regulations. (See "Note I. Item
3. - Commitments and Contingent Liabilities - Environmental Matters").

We do not presently maintain insurance covering losses associated with environmental contamination. As of September 30, 2004, we are aware of three potential claims for environmental contamination. The first site involves a formerly operated facility in North Carolina where we may be liable (jointly with others) for cleanup of a fuel farm. Our liability in the matter is limited to $47,000. The second claim involves a site (sold in June 1988) in Wisconsin where we believe we have substantially completed the cleanup and are in the process of reaching closure. Costs of the Wisconsin cleanup are substantially borne by a Trust Fund of the State of Wisconsin. The third site involves a facility in Illinois which was sold by us in 1999. At the time of the sale, we established an escrow fund of $390,000 to provide for any cleanup which may be necessary when the fuel tanks are later removed. This escrow fund expired in March 2002 and $445,000 was returned to us. To the best of our knowledge, the fuel tanks have not been removed as of September 30, 2004.

We may be subject to added exposure on environmental issues either because new situations of contamination are discovered and/or because the regulatory environment becomes more burdensome. Nonetheless, we have taken reasonable steps to accurately estimate future expenses required by compliance with environmental regulations. Based on all information available to date, and further based on existing regulations, we believe we have established sufficient accruals to meet our estimated identified obligations.

GOVERNMENT CONTRACTS

b-Fast does not have any contracts with the Government that are subject to renegotiation of profits.

COMPETITION

The FBO industry is highly competitive and there are in excess of 3,500 FBOs nationwide. Some of b-Fast's competitors are highly experienced operators and have greater resources than we do. The nature of the business is such that the competition is not necessarily confined to the same airport but extends to other airports, due to the mobility of aircraft.

EMPLOYEES

As of September, 2004, we had 27 full-time and 3 part-time employees. None of our employees is represented by a union.

Item 2. Description of Properties

b-Fast's corporate headquarters are located at 660 Newtown- Yardley Road in Newtown, Pennsylvania. We operate a general aviation services facility, commonly referred to as a FBO, at

Harrisburg International Airport under the terms of a lease agreement with the regional airport authority. The current lease expires May 31, 2007.

Our other principal properties are (1) leasehold improvements, such as hangars and fuel storage facilities; (2) equipment, such as tugs, ground support, airplanes and other vehicles and shop equipment; and (3) inventories of fuel, and equipment. We consider that, in general, our physical properties (including machinery and equipment) are well maintained, in good operating condition and adequate for their purposes.

Item 3. Legal Proceedings

      We are aware of only one legal action against us. The action was initiated by the taxing authority of the State of New York and is described in the following paragraph. It is possible that there are unasserted, potential claims against us. Such claims could be asserted against us at some point in the future. It is not uncommon for us to encounter litigation that arises as a result of our business operations.

      From December 1994 through December 1996, b-Fast received quarterly tax assessments from the State of New York for periods from September 1991 through November 1993 (collectively, the "Assessments") relating to our former operations at a FBO in Westchester, New York. We timely filed appeals for the Assessments. The Assessments resulted from an audit by the Division of Taxation that was performed in September 1994. On November 8, 2001 an Administrative Law Judge denied our appeals and sustained the Assessments, together with penalties and interest. We appealed this decision. On September 12, 2002, the State of New York, Tax Appeals Tribunal affirmed the decision of the Administrative Law Judge, together with penalties and interest in the amount of $2,267,237. There have been discussions with collections representatives from the State of New York to resolve the claim. We are unable to predict whether there is an opportunity to compromise the liability.

Item 4. Submission of Matters to a Vote of Security Holders

An annual meeting of shareholders was held on August 27, 2004 in Harrisburg, Pennsylvania for the purposes of electing directors and ratifying the appointment of WithumSmith+Brown, P.C. as the independent accountant for b-Fast. All of the current directors were re-elected for a one year term and the appointment of WithumSmith+Brown, P.C. was ratified.

An annual meeting of shareholders was held on September 23, 1999 in Harrisburg, Pennsylvania for the following purposes: to elect directors; to ratify the amendment to the Articles of Incorporation to increase the authorized Common Stock from 15 million to 60 million shares; to ratify the exchange of all of the issued and outstanding Series A Stock into Common Stock at a rate of eight shares of Common Stock for each share of Series A Stock for every holder other than Transtech, and four shares of Common Stock for each share of Series A Stock held by Transtech; to ratify the issuance of 12,507,000 shares of Common Stock, in consideration of the forgiveness by Transtech of $6,253,5000 of indebtedness owed to Transtech by b-Fast; and to ratify the change in our name from Aero Services International, Inc. to b-Fast Corp.

b-Fast has yet to implement the exchange of the Series A Stock; and the issuance of the shares of Common Stock in consideration or the forgiveness of indebtedness by Transtech (collectively, the "Proposals") approved by the shareholders at that meeting. We do not currently have sufficient registered Common Stock to effect the Proposals. We plan to effect the registration of additional shares of Common Stock as soon as possible. (See, "Note C - Going Concern.")

PART II

Item 5. Market for Common Equity and Related Stockholder Matters.

(a) PRICE RANGE OF COMMON STOCK

Our Common Stock is traded in the "pink sheets" under the symbol BFTC.

The following table sets forth the high and low bid prices of the common stock for the periods indicated. The bid prices represent inter-dealer quotations, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

                                                    COMMON

                                              HIGH           LOW

Fiscal Year 2004:
  First Quarter                              .02             .006
  Second Quarter                             .025            .009
  Third Quarter                              .025            .009
  Fourth Quarter                             .02             .01

Fiscal Year 2003:
  First Quarter                              .07             .02
  Second Quarter                             .15             .02
  Third Quarter                              .05             .01
  Fourth Quarter                             .015            .01

(b) APPROXIMATE NUMBER OF EQUITY SECURITY HOLDERS

As of September 30, 2004 there were approximately 583 record holders of the Common Stock. Included in the number of stockholders of record are stockholders who have chosen to have their shares held in "nominee" or "street" name. We do not know how many additional shareholders are so represented.

(c) DIVIDENDS

Dividends on the Series A Stock are cumulative from the date of issue and payable quarterly, except in certain circumstances as defined in the articles of incorporation. Under b-Fast's current circumstances, we are not required or may not pay such dividends on Common Stock or Series A Stock. Additionally, a credit facility with an affiliate signed in December 1989 prohibits the payment of any dividends on Common stock without the prior written approval of the lender. Cash dividends and certain other distributions on Common Stock are also prohibited unless all accrued dividends on the Series A Stock have been paid. Therefore, we have not paid cash dividends on its Series A Stock or Common Stock. We do not anticipate that we will pay any cash dividends in the foreseeable future.

Item 6. Management's Discussion and Analysis or Plan of Operation

Results of Operations

The following table presents, as a percentage of net sales, certain selected financial data for the Company for the periods indicated.

                                                          YEAR ENDED
                                                         SEPTEMBER 30,

                                                   2004                 2003

Net Sales                                         100.0%               100.0%
Cost of Sales                                      40.6                 41.3
Departmental costs                                 53.9                 56.8
Administrative costs                               13.1                 16.0
Equity in income of unconsolidated subsidiary      (3.8)                (6.6)
Interest expense                                   19.8                 22.9
Other income (expense)                              0.4                 (0.1)
Net loss                                          (23.2)               (30.5)

The results of operations are presented for the years ended September 30, 2004 and 2003. Income and expenses not directly related to Harrisburg are shown as Corporate.

                                                    September 30, 2004
                                              (Dollar amounts in thousands)

                                          HARRISBURG    CORPORATE      TOTAL

NET SALES                                  $3,965      $    154       $ 4,119

COSTS AND EXPENSES
Cost of Sales                               1,583            90         1,673
Departmental Costs                          1,638           582         2,220
Administrative Costs                           90           449           539
Income (Loss) from
  operations                               $  654       $  (967)      $  (313)

                                                    September 30, 2003
                                              (Dollar amounts in thousands)

                                          HARRISBURG     CORPORATE    TOTAL

NET SALES                                  $3,691       $    --       $ 3,691

COSTS AND EXPENSES
Cost of Sales                               1,525            --         1,525
Departmental Costs                          1,618           480         2,098
Administrative Costs                           90           499           589
Income (Loss) from
  operations                               $  458       $  (979)      $  (521)

Comparison of the Years Ended September 30, 2004 and 2003

Sales for the year ended September 30, 2004 increased by $428,000 from net sales for the year ended September 30, 2003. All sales with the exception of aircraft charter sales of $154,000, were generated by the Harrisburg FBO. Fuel sales to general aviation decreased $121,000, but military contract fuel sales increased by $120,000. Fees to airlines for pumping their fuel into their aircraft increased $151,000 and sales of other services to airlines such as deicing, ground handling, and maintenance and fueling of their ground equipment increased $110,000. Aircraft charter, which began in December 2003, produced sales of $154,000.

      Cost of sales as a percentage of sales decreased 0.7% in fiscal 2004, a result of a changing sales mix.

      Departmental costs increased $122,000 in fiscal year 2004. The three largest increases were $100,000 in maintenance and repairs to the charter aircraft; $74,000 in real estate rent resulting from expanding hangar space and the annual increase; and $39,000 in salaries and benefits, all of which was due to increased health insurance costs. The two largest decreases were insurance expense of $48,000, a result of changing insurers; and $34,000 in the rent of line equipment, a result of leasing two less fuel trucks.

Administrative costs decreased $50,000. An increase of $59,000 in bad debt expense, of which $56,000 was related to advances to LLC, was offset by a reduction in legal fees of $53,000, travel expenses of $32,000, and director fees of $15,000.

Equity in income of unconsolidated subsidiary of $159,000 is our share of the earnings of RTB/AS, as recorded using the equity method.

Interest expense decreased $28,000 during fiscal 2004. Affiliate interest expense decreased $18,000 and other interest expense decreased by $10,000.

Liquidity and Capital Resources

During fiscal 2004, the return on our auto racing industry investment provided $405,000, more than offsetting the $244,000 used in operations. For the year, cash provided by investing activities was exceeded by cash used in operations and financing activities by $21,000 leaving us with $32,000 at September 30, 2004. Distributions from RTB/AS were used during 2004 to maintain liquidity, and we expect the same to occur in fiscal 2005. Our working capital deficit increased by $745,000 to ($26,594,000). Current assets increased by $33,000 primarily due to a $38,000 increase in accounts receivable. Current liabilities increased $778,000, with interest due affiliate increasing by $771,000.

The accompanying financial statements have been prepared assuming that b-Fast will continue as a going concern. As discussed in "Note C -- Management's Plans," b-Fast has sustained a net loss of $955,000 for the year ended September 30, 2004, and has deficiencies in working capital and stockholders' equity of $26,594,000 and $24,272,000 respectively, at September 30, 2004, all of which raise substantial doubt about its ability to continue as a going concern.

Management's plans consist of the following:

      We continue to explore investments in other business opportunities not related to the aviation industry. To this end, b-Fast, in conjunction with Brant formed RTB/AS in January, 1999.

The purpose of this company is to invest in the auto racing industry. During fiscal 1999 we made a capital contribution totaling $9,875,000. As part of the RTB/AS transaction, RTB/AS purchased an ATEI in Brant's 30% ownership interest in an auto racing entity. The ATEI is defined as dividends and other distributions minus all of the applicable income taxes of Brant from his 30% ownership interest in the auto racing entity. Upon Brant's death on June 28, 2000, his 30% ownership in the auto racing entity became part of the R. Ted Brant estate as did his partnership interest in RTB/AS. By the end of December 2002, the estate was settled and the ownership passed to his widow, Kathryn Brant. We received $451,000 of cash distributions from RTB/AS during fiscal 2003 and $405,000 during fiscal 2004 for which we reduced our investment account accordingly. The distributions from RTB/AS represent a substantial portion of b-Fast's cash flow.

      The shareholders have authorized the issuance of additional shares of common stock, no par value, in consideration of the forgiveness by Transtech of $6,253,000 of indebtedness owed to Transtech by the Company. The Company currently does not have sufficient registered common stock to effect this proposal and therefore has not yet implemented it. The Company also plans to exchange the Company's Series A Cumulative Convertible Preferred Stock into Common Stock , no par value, at a rate of eight shares of Common Stock for every one share of Preferred Stock for every holder other than Transtech Holding Company, Inc., and four shares of Common Stock for every one share of Preferred Stock for Transtech.

      The net loss for fiscal 2004 was $955,000. Cash flows used in operating activities amounted to approximately $244,000. Cash provided by investing activities was $389,000 during fiscal 2004. Return on investments in unconsolidated subsidiary of $405,000 was reduced by the purchase of $16,000 of property and equipment. Cash used in financing activities was $166,000 during fiscal 2004, primarily for the principal payments of notes payable-other of $164,000.

Off-Balance Sheet Arrangements

      There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies b-Fast Corp.'s financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The methods, estimates, and judgments we use in applying our most critical accounting policies have a significant impact on the results we report in our financial statements. The Securities and Exchange Commission has defined critical accounting policies as policies that involve critical accounting estimates that require (i) management to make assumptions that are highly uncertain at the time the estimate is made, and (ii) different estimates that could have been reasonably used for the current period, or changes in the estimates that are reasonably likely to occur from period to period, which would have a material impact on the presentation of our financial condition, changes in financial condition or in results of operations. Based on this definition, our most critical policies include: investment accounting, allowance for doubtful accounts and long-lived assets. We discuss these policies further below, as well as the estimates and management's judgments involved. We believe these policies either do not generally require us to make estimates and judgments that are as difficult or subjective, or it is less likely that they would have a material impact on our reported results of operation for a given period.

The Company uses the equity method of accounting for their investment in an unconsolidated subsidiary. While the Company owns 99% of the equity, it has no voting stock, and therefore does not control the entity. However, the Company exercises significant influence by maintaining the entity's checkbook, accumulating data for tax returns and having the President and Chief Executive Officer serve as the manager of the unconsolidated subsidiary.

The allowance for doubtful accounts is based on our assessment of the collectibility of specific customer accounts and an assessment of economic risk as well as the aging of the accounts receivable. If there is a deterioration of a major customer's credit worthiness or actual defaults are higher than our historical experience, our estimates of recoverability of amounts due us could be adversely affected.

We estimate the useful lives of property and equipment in order to determine the amount of depreciation and amortization expense to be recorded during any reporting period. The majority of our equipment is depreciated over four to seven years. The estimated useful lives are based on historical experience with similar assets as well as taking into account anticipated technological or other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, the useful lives assigned to these assets may need to be shortened, resulting in the recognition of increased depreciation in future periods. We review for impairment annually or when events or circumstances indicate that the carrying amount may not be recoverable over the remaining lives of the assets. In assessing impairments, we follow the provisions of Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets," utilizing cash flows which take into account management's estimates of future operations.

Risks Related to Our Business

      We operate the FBO portion of our business in a highly competitive environment. Factors that may affect our business and financial results are the effect of planned and unplanned outages on our operations; the potential impact of strikes or work stoppages at facilities of our customers and suppliers; the sensitivity of our results to relatively small changes in the prices we obtain for our products; the consolidation of many of our customers and suppliers; the costs associated with environmental controls and remediation expenditures and the uncertainty of future environmental control requirements; availability and prices associated with raw materials, supplies, utilities and other services and items required by our operations; employment matters; our ability to obtain new capital at reasonable costs and terms; and the effect of existing and possible future lawsuits against us. The continued cash flow from our investment in RTB/AS is dependent on the continued strong public support of auto racing and the resulting purchases of racing souvenirs such as model cars, hats and jackets.

Impact of Inflation

We do not believe that inflation has had any material impact upon our business or operations as we have generally been successful in passing along normal inflationary increases in costs to its customers. Unusual or excessively large increases in the price of fuel could also be passed along, subject to certain competitive situations, but overall demand would likely be reduced.

Environmental Issues

During fiscal 2004 and 2003, we incurred minor clean- up/remediation expenses in complying with regulations. At September 30, 2004, our financial statements include accruals of $104,000 for expected future clean-up/remediation costs for existing known liabilities.

      Although the escrow for environmental remediation in connection with the sale of the Chicago FBO expired in March 2002 and the funds were returned, a contingent liability exists within the sales agreement. The agreement states that sellers shall pay 100% of buyers' expenses of remediation up to the first $390,000 and 50% of the next $390,000, for a maximum of $585,000. There have been no remediation expenses incurred to date, and we have no knowledge if and when any will be incurred.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board issued Interpretation on No. 46 (R) "Consolidation of Variable Interest Entities." FIN No. 46 (R) clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without subordinated financial support from other parties. FIN No. 46 (R) applies immediately to variable interest entities (VIE) created after January 31, 2003, and to VIE's in which an enterprise obtains an interest after that date. It applies no later than the first reporting period beginning after December 15, 2004, to VIE's in which an enterprise holds a variable interest that it acquired before February 1, 2003. FIN No. 46 (R) applies to public enterprises as of the beginning of the applicable interim or annual period. The adoption of FIN No. 46
(R) is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 153, "Exchanges of Nonmonetary Assets" - an amendment of APB Opinion No. 29 ("FAS No. 153"). This statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FAS No. 153 is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

Item 7. Financial Statements

The response to this item is submitted as a separate Section (S - Pages) of this report.

Item 8. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

      None.

Item 8A. Controls and Procedures

(a) CEO/CAO Conclusions about the Effectiveness of the Disclosure Controls and Procedures. As required by Rule 13a-15(b), management, including our CEO and CAO, conducted an evaluation as of the end of the period covered by this Report, of the effectiveness of our disclosure controls and procedures. Based on that evaluation, our CEO and CAO concluded that our disclosure controls and procedures are effective to provide reasonable assurance that the disclosure controls and procedures will meet their objectives.

(b) Changes in internal controls. There were no changes in the Company's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation. There were no significant deficiencies or material weaknesses, and therefore there were no corrective actions taken.

Item 8B. Other Information

      None.

PART III

Item 9. Directors, Executive Officers, Promoters and Control Persons: Compliance with Section 16(a) of the Exchange Act.

The Executive Officers and Directors of b-Fast are as follows:

Name                           Age                             Position

Maurice R. Lawruk (3)           73                Chairman of the
                                                  Board of Directors,
                                                  and Director

Bobby R. Adkins (1) (2) (3)     58                President and Chief Executive
                                                  Officer and Director

Alice F. Buford (2)             55                Director

James R. Affleck, Jr. (1)       64                Director and
                                                  Vice President,
                                                  Assistant Treasurer, and
                                                  Assistant Secretary

Richard W. Brant, M.D.          34                Director

Paul R. Slack                   64                Chief Accounting
                                                  Officer, Controller,
                                                  Treasurer and Secretary

(1) Member of the Human Resources Committee
(2) Member of the Audit Committee
(3) On January 18, 2005 Mr. Lawruk resigned from the Board of Directors and Bobby R. Adkins was elected as Chairman of the Board to replace Mr. Lawruk.

The Company has an Audit Committee of the Board of Directors, which supervises the audit and financial procedures of the Company.

The members of the Audit Committee are Bobby R. Adkins and Alice F. Buford. The Company's Audit Committee does not have a member that qualifies as a financial expert under the federal securities laws. Each of the members of the Audit Committee have been active in the business community and have broad and diverse backgrounds and financial experience. The Company believes that the current members of the Audit Committee are able to fully and faithfully perform the function of the Audit Committee and that the Company does not need to install a financial expert on the Audit Committee.

Code of Business Conduct and Ethics

      The Company has not adopted a code of ethics that applies to its principal executive officer and principal accounting officer (controller) and persons performing similar functions.

      In light of the fact that the Company's Chief Executive Officer acts as the Company's principal executive officer and the relatively small number of persons employed by the Company, the Company did not previously adopt a formal written Code of Business Conduct and Ethics.

Except for directors elected by the Board to fill vacancies, all of the directors are elected at the Annual Meeting and hold office for a period of one year or until successors are elected and qualified. All of the above named directors, were elected at the August 27, 2004 Annual Shareholders Meeting.

The officers are the Chief Executive Officer, President, Secretary, Chief Accounting Officer, Treasurer, and such other Vice Presidents as are elected by the Board. All of the officers are elected by the Board and serve at the pleasure of the Board.

Maurice A. Lawruk was elected to the Board on May 20, 1994. Mr. Lawruk is Vice President of Valley Air and is on the Board of Directors of Transtech. Mr. Lawruk also serves as Chairman of the construction company which he founded in 1967. Mr. Lawruk previously served for eight years on the Pennsylvania Industrial Development Authority. On July 11, 2000, Mr. Lawruk was elected Chairman of the Board of Directors to replace Brant. He resigned from the Board on January 18, 2005.

Bobby R. Adkins was elected to the Board on May 20, 1994. He was appointed as Chief Operating Officer in November 1995, a position formerly held by Wallace Congdon. Mr. Adkins is a member of the Board of Directors and the Vice President Operations of Transtech, and has served as Secretary and Treasurer of Valley Air Services, Inc. ("Valley Air") since 1989. Mr. Adkins holds Associate degrees in Accounting, Business Administration, and Law Enforcement, and is a licensed commercial pilot and certified flight instructor. On July 11, 2000, Mr. Adkins was elected President and Chief Executive Officer to replace Brant. The position of Chief Operating Officer vacated by Mr. Adkins was not filled. Mr. Adkins was elected Chairman of the Board on January 18, 2005 to replace Mr. Lawruk.

Alice F. Buford was elected to the Board on September 3, 1998. Ms. Buford is Secretary/Treasurer and fifty percent owner in a real estate development/management company, Appalachian Properties, Inc. Ms. Buford is also a shareholder and Secretary of Valley Air, and is a shareholder of Transtech.

James R. Affleck, Jr. was appointed Assistant Treasurer in May 1994, and in March 1997 he was appointed Assistant Secretary and Vice-President. In August 1998 the members of the Board elected him as a director. Mr. Affleck's duties involve general oversight of cash management, insurance, human resources and benefit programs and investor relations.

Richard W. Brant, MD was appointed to the Board on July 11, 2000. Dr. Brant received both a Bachelor of Arts and Doctor of Medicine degree from West Virginia University. He is a partner and managing member of Brant Medical Services, LLC, a medical consulting firm.

Paul R. Slack was named Controller in May 1989. In February 1991, the Board appointed Mr. Slack as Chief Accounting Officer and Controller. Subsequently, in November 1991 Mr. Slack was appointed Assistant Secretary. In May 1994, he was appointed Treasurer and, in March 1997 he was appointed Secretary in addition to his other offices.

Compliance with Section 16(a) of the Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission
(SEC). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all reports under Section 16(a) required to be filed by its officers, directors and greater than ten-percent beneficial owners were timely filed.

Item 10. Executive Compensation

CASH COMPENSATION

The following table shows the cash compensation paid to or accrued to, or for the benefit of, each of b-Fast's executive officers whose aggregate compensation exceeded $100,000 per annum for services rendered to us during the year ended September 30, 2004:

I. SUMMARY COMPENSATION TABLE

                                      Annual   Compensation        All Other
Name and Principal Position            Year    Salary  Bonus     Compensation
                                                 ($)    ($)           ($)

Bobby R. Adkins, President             2004    100,869   -0-          -0-
Chief Executive Officer                2003    100,485   -0-          -0-

COMPENSATION OF DIRECTORS

Directors receive an annual compensation of $12,000, plus $500 per meeting. Fees totaling $62,000 were paid to Directors through September 30, 2004.

III. OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

Aggregate Option/SAR Exercises in Last Fiscal Year, and Fiscal Year End Option/SAR Value

Value of Unexercised Number of Unexercised In-the-Money Options/SARs at FY-End Options/SARs at FY-End

               Shares Acquired     Value          Exercisable/    Exercisable/
Name            on Exercise      Realized        Unexercisable   Unexercisable

Bobby R. Adkins     -0-            -0-               0/0          $0.00/$0.00

Item 11. Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, as of September 30, 2004, except as otherwise indicated, information with respect to stock ownership of (i) each Director,
(ii) each person known by b-Fast to own beneficially more than 5 percent of the outstanding Common Stock, (iii) each person known to us to own beneficially more than 5 percent of the outstanding Series A Stock, and (iv) all officers and Directors as a group. This information has been provided to b-Fast by the persons named below.



                                       Amount and                 Amount of
                                       Nature of       Percent    Nature of
                                       Beneficial      of Class   Beneficial      Percent of
Name and                                Ownership      of         Ownership       Class of
Address of                             of Common       Common     of Series A     Series A
Beneficial Owner                        Stock (1)      Stock      Stock (1)       Stock (2)

Transtech Holding
Company, Inc.                        4,446,065(3)        50.89%     103,540          71.8%
1331 12th Avenue
Suite 109
Gables Office Complex
Altoona, PA 16601

John F. Bricker (deceased)              401,038            5.0%          --            --
826 Union Street, Suite 300
New Orleans, LA 70112

Alinco S.A.                             327,990(4)         4.1%
c/o Faust, Rabbach &
 Stanger
488 Madison Avenue
New York, NY 10022

Cesamar, S.A.                           327,990(4)         4.1%
c/o Faust, Rabbach &
 Stanger
488 Madison Avenue
New York, NY 10022

Project Bond Limited                    327,990(4)         4.1%
c/o Faust, Rabbach &
 Stanger
488 Madison Avenue
New York, NY 10022

All Directors and                             0(5)         0.0%
Officers as a group


(1) Except as otherwise noted, the shareholders listed exercise sole voting and investment power, subject to the community property laws where applicable.

(2) On or about June 30, 1988, the holders of the Series A Stock became entitled (pursuant to the articles of incorporation), voting separately as a class, to elect two directors, to serve on the Board in designated positions (the "Designated Directors") as a result of b-Fast's failure to pay six quarterly dividends on the Series A Stock. Under the articles of incorporation, the holders of Series A Stock cannot vote with Common Stock for the election of b-Fast's directors while entitled to elect directors to serve as Designated Directors.

(3) During December 1998, Transtech purchased all of the Series A Stock previously held by Triton.

(4) Alinco S.A., Cesamar, S.A., and Project Bond Limited consider themselves a "group" within the meaning of SEC Rule 13d.

(5) This amount does not include common stock owned by Transtech, whose principal owners include Maurice Lawruk and Bob Adkins, Chairman and President and CEO of b-Fast, respectively, and both Members of the Board. All previously issued stock options have expired.

Item 12. Certain Relationships and Related Transactions.

EMPLOYMENT CONTRACTS

No employee had employment contracts during 2004.

RELATED PARTY TRANSACTIONS

In May 1994 Triton sold the majority of its equity in b-Fast to Transtech. (See "Note F - Long Term Debt-Affiliate.") At September 30, 2003, Transtech owned 50.9% of our common stock and 71.8% of b-Fast's preferred stock. b-Fast is also indebted to Transtech in the amount of $14,882,400, in the form of notes that were purchased from Triton. During Fiscal 2004, we made payments of $16,000 on these loans, and $772,000 of interest expense was recorded against these loans of which none was paid. During fiscal year 2003, we made no payments on these loans, and $790,000 of interest expense was recorded against these loans of which none was paid. At September 30, 2004, we have $9,041,000 of accrued interest due to Transtech recorded on the balance sheet. On November 7, 2003, b-Fast entered into a Note Modification Agreement with Transtech whereby Transtech has agreed to extend the repayment terms on the principal and all accrued but unpaid interest thereon until March 20, 2005 and has not been further extended. As a result, the principal and accrued interest on these notes have been classified as short-term obligations at September 30, 2004.

Lawruk has guaranteed repayment of b-Fast's debt obligation to Cessna Corporation on its 1979 Beechcraft King Air 200 airplane, which was acquired in March 2001.

Brant, Lawruk and their respective spouses have guaranteed repayment of b-Fast's debt obligation to Avfuel Corporation, b- Fast's fuel dealer. The amount of the obligation was $48,000 at September 30, 2004.

During fiscal year 1998, the Board approved a $500,000 line-of- credit, later increased to $1,500,000 in March 1999, and to $1,800,000 in May 1999, for Inc., whose principal was Brant. The interest rate on the line of credit is prime less 1%. Inc. is pursuing an opportunity to potentially develop a NASCAR racetrack, exhibition site and sales facility (the "Project"). Inc. had an exclusive option to potentially develop the Project near the Pittsburgh International Airport. This option expired on December 31, 2001. Inc. is also evaluating other locations including but not limited to Youngstown, Ohio in which to potentially develop the Project. Retroactive to January 2000, Inc., transferred all of its assets, liabilities and rights relating to the Project to LLC under an assignment agreement dated October 2001. b-Fast acquired a 50% non-voting ownership interest in LLC in June 1999. Brant held a 50% voting interest. Given the significant losses incurred and the financial condition of Inc. management had determined that all amounts due from Inc. under the line of credit, for interest and additional advances were not collectible. As a result, we charged administration costs for $1,911,000 during fiscal year 1999. In fiscal 2001 and 2000, we made additional advances of $111,000 and $127,000, respectively in connection with the Project. Given the continued losses and the financial condition of Inc. management had determined that the additional advances were not collectible. As a result, b-Fast charged administration costs for $111,000 and $127,000 respectively, during fiscal years 2001 and 2000. However, in recent years the project of getting a racetrack built by LLC has continued forward slowly and we advanced additional amounts to pay for consulting services on behalf of LLC. These advances were also reserved, and the reserved amounts total $2,343,000 at September 30, 2004.

      As of September 30, 2004, the Company has a payable to RTB/AS in the amount of $132,000 included on the balance sheet in accrued expenses-other.

      See Note B to the consolidated financial statements - Significant Transactions and Note G to the consolidated financial statements - Financing Arrangements for additional related party transactions.

For the year ended September 30, 2004 RTB/AS paid management fees in the amount of $29,498 to the Company's Chief Executive Officer and Director Bobby Ray Adkins.

Item 13. Exhibits and Reports on Form 8-K.

(a) Exhibits. See Index of Exhibits annexed hereto.

(b) Reports on Form 8-K. None.

Item 14. Principal Accountant and Fees

Independent Auditor Fees

      Fees for professional services provided by the Company's independent auditors, WithumSmith+Brown, P.C., for the years ended September 30, 2004 and 2003 are as follows:

                        2004                    2003
Audit fees            $ 53,000               $ 44,800
Tax fees                 5,500                  5,500
All other fees              --                  2,155
Totals                $ 58,500               $ 52,455

Audit Fees

      Audit fees consist of fees relative to the audit of the Company's year-end financial statements and review of the Company's quarterly reports on Form 10-QSB.

Tax Fees

      Tax fees consist of fees relative to preparation of the Company's consolidated United States federal and state tax returns in 2003 and 2002.

Audit Committee Pre-Approval Policy

      It is the policy of the Company's audit committee to approve all engagements of the Company's independent auditors to render audit or non-audit services prior to the initiation of such services.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report is signed below by the following persons in the capacities and on the dates indicated.

Signature                        Title                               Date



/s/ Bobby Ray Adkins
Bobby Ray Adkins            President and Chief                    June 15, 2005
                            Executive Officer,
                            Chairman of the Board
                            of Directors



/s/ Paul R. Slack
Paul R. Slack               Chief Accounting Officer               June 15, 2005
                            And Controller


/s/ James R. Affleck, Jr.
James R. Affleck, Jr.       Director                               June 15, 2005



/s/ Alice F. Buford
Alice F. Buford             Director                               June 15, 2005



/s/ Richard W. Brant, M.D.
Richard W. Brant, M.D.     Director                                June 15, 2005
                                  b-FAST CORP.
                                AND SUBSIDIARIES
                                   Form 10-KSB
                                     Item 7


Index of Financial Statements


The following consolidated financial statements of the Company and its subsidiaries required to be included in Item 7 are listed below:

                                                                          Page

Report of Independent Registered Public Accounting Firm                    S-2

Consolidated Balance Sheet at                                              S-3
September 30, 2004

Consolidated Statements of Operations                                      S-5
  for the years ended September 30, 2004
  and 2003

Consolidated Statements of                                                 S-6
  Stockholders' Deficiency for the years
  ended September 30, 2004 and 2003

Consolidated Statements of Cash Flows                                      S-7
  for the years ended September 30, 2004
  and 2003

Notes to Consolidated Financial Statements                                 S-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders of
b-Fast Corp.
Newtown, Pennsylvania

We have audited the accompanying consolidated balance sheet of b-Fast Corp. and Subsidiaries as of September 30, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years ended September 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of b-Fast Corp. and Subsidiaries as of September 30, 2004, and the consolidated results of their operations and their cash flows for the years ended September 30, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note D to the consolidated financial statements, an error was discovered by management of the Company during the current year which effected the Company's accumulated deficit balance as of September 30, 2002. Accordingly, the 2002 Consolidated Statement of Stockholder's Deficiency has been restated to correct for this error.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note C to the consolidated financial statements, the Company has a working capital deficit of $26,594,000 and a stockholders' deficiency of $24,905,000 as of September 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/WithumSmith+Brown, P.C.
Princeton, New Jersey
November 16, 2004
                          b-Fast Corp. and Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2004

(Dollar amounts in thousands)

ASSETS

CURRENT ASSETS
Cash                                                                  $      32
Customer receivables, less allowance for
doubtful accounts of $25                                                    327
Inventories                                                                  20
Prepaid expenses and other current assets                                   129


TOTAL CURRENT ASSETS                                                        508


PROPERTY AND EQUIPMENT
Transportation equipment                                                  1,576
Machinery and equipment                                                     107
Furniture and fixtures                                                       45
Leasehold improvements                                                       38

                                                                          1,766
Less:  Accumulated depreciation
  and amortization                                                          624

PROPERTY AND EQUIPMENT, NET                                               1,142


OTHER ASSETS
Equity in unconsolidated subsidiary                                       5,883

TOTAL ASSETS                                                          $   7,533


The accompanying notes are an integral part of these consolidated statements.

                          b-Fast Corp. and Subsidiaries
                     CONSOLIDATED BALANCE SHEET - CONTINUED
                               September 30, 2004

(Dollar amounts in thousands)

LIABILITIES

CURRENT LIABILITIES
Short term borrowings                                                 $      29
Current maturities of long term debt-affiliate                           14,867
Current maturities of long term debt-other                                  176
Accounts payable-trade                                                      204
Accrued expenses
        Affiliate interest                                                9,041
Fuel taxes                                                                  850
Interest and penalties - fuel taxes                                       1,427
Other                                                                       508

TOTAL CURRENT LIABILITIES                                                27,102

LONG TERM OBLIGATIONS, less current maturities                              935

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK AND ACCRUED DIVIDENDS
Series A Cumulative Convertible
Preferred Stock - no par value - 500,000 shares
designated - issued and outstanding 144,185
shares (liquidation preference - $4,401)                                  4,401

STOCKHOLDERS' DEFICIENCY
Preferred stock - authorized, 1,000,000 shares of no
par value, 500,000 shares designated Series B
Cumulative convertible preferred stock, none issued and
outstanding - Common stock - authorized, 60,000,000
shares of no par value; issued 8,070,052 shares;
outstanding 7,998,052 shares                                             10,705
Additional paid-in capital                                                3,643
Accumulated deficit                                                     (39,016)
                                                                        (24,668)

Less:  Common stock in treasury
(72,000 shares at cost)                                                     237

TOTAL STOCKHOLDERS' DEFICIENCY                                          (24,905)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                        $    7,533


The accompanying notes are an integral part of these consolidated statements.

                          b-Fast Corp. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the years ended September 30, 2004 and 2003

(Dollar amounts in thousands, except per share amounts)

                                                          2004           2003

NET SALES                                             $    4,119    $     3,691

COSTS AND EXPENSES
Cost of sales                                              1,673          1,525
    Departmental costs                                     2,220          2,098
Administrative costs                                         539            589

                                                           4,432          4,212

LOSS FROM OPERATIONS                                        (313)          (521)

Equity in income of unconsolidated subsidiary                159            243
Interest expense - affiliates                               (772)          (790)
Interest expense - other                                     (44)           (54)
Other income (expense), net                                   15             (4)

NET LOSS                                                    (955)        (1,126)

Preferred dividends                                         (138)          (138)

Net loss applicable to common stockholders              $ (1,093)   $    (1,264)


Net loss per share applicable to common stockholders:
Basic and Dilutive                                    $     (.14)   $      (.16)

Weighted average shares outstanding:
Basic and Dilutive                                     7,998,052      7,998,052



The accompanying notes are an integral part of these consolidated statements.

                                  b-Fast Corp.
              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                For the years ended September 30, 2004 and 2003

(Dollar amounts in thousands)

                                                                   Additional
                             Series B                               Paid-In     (Accumulated         Treasury Stock
                          Preferred Stock        Common Stock       Capital       Deficit)        Shares      Amount       Total
                          Shares    Amount    Shares    Amount
Balance at
September 30, 2002
as previously reported      --      --     $8,070,052   $ 10,705   $  3,919     $  (36,302)       72,000   $     (237)   $  (21,915)

Correction of error         --      --             --         --         --           (633)           --           --          (633)

Balance at
September 30, 2002,
restated                    --      --      8,070,052     10,705      3,919        (36,935)       72,000         (237)      (22,548)

Dividends on
preferred stock             --      --             --         --       (138)            --            --           --          (138)


Net loss                    --      --             --         --         --         (1,126)           --           --        (1,126)


Balance at
September 30, 2003          --      --      8,070,052     10,705      3,781        (38,061)       72,000         (237)      (23,812)

Dividends on
preferred stock             --      --             --         --       (138)            --            --           --          (138)


Net loss                    --      --             --         --         --           (955)           --           --          (955)



Balance at
September 30, 2004          --   $  --      8,070,052   $ 10,705   $  3,643     $  (39,016)       72,000   $     (237)   $  (24,905)


The accompanying notes are an integral part of these consolidated statements
                          b-Fast Corp. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the years ended September 30, 2004 and 2003

(Dollar amounts in thousands)

                                                           2004         2003

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                  $(955)      $(1,126)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization                               144           144
Equity in income of unconsolidated subsidiary              (159)         (243)
Change in assets and liabilities:

(Increase) decrease in accounts receivable                  (38)           18
(Increase) decrease in inventory                             (8)           16
(Increase) in prepaid expenses and other current assets      (8)           (3)
Increase in accounts payable-trade                           14            37
(Decrease) increase in accrued expenses                      (5)            9
Increase in accrued interest - affiliate                    771           790

Net cash used in operating activities                      (244)         (358)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                           (9)          (25)
Return of investments in unconsolidated subsidiary          405           451

Net cash provided by investing activities                   396           426


The accompanying notes are an integral part of these consolidated statements.

                          b-Fast Corp. and Subsidiaries
                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
                 For the years ended September 30, 2004 and 2003

(Dollar amounts in thousands)

                                                           2004           2003

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short term borrowings                      $    8       $     21
Principal payments of long term debt-affiliate              (16)           (18)
Principal payments of notes payable-other                  (165)          (166)

Net cash used in financing activities                      (173)          (163)

Net decrease in cash and cash equivalents                   (21)           (95)
Cash and cash equivalents at beginning of year               53            148

Cash and cash equivalents at end of year                 $   32         $   53


Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest                                                 $   44         $   98


Supplemental Schedule of Non-cash Investing and Financing Activities Dividends on the Company's preferred stock were accrued in the amount of $138 in 2004 and 2003.

The Company financed $7 of additions to property and equipment with proceeds from borrowings in 2004.


The accompanying notes are an integral part of these consolidated statements.

(Dollar amounts in thousands)

NOTE A - NATURE OF BUSINESS

b-Fast Corp. (the "Company" or "b-Fast"), supplies ground support services for general aviation aircraft at one airport located in Harrisburg, Pennsylvania, with its facility more commonly referred to as a "Fixed Base Operation" or "FBO." b-Fast provides on demand "line services" for the general aviation fleet that includes the fueling, ground handling and storage of aircraft along with the subleasing of hangar space to tenants. In conjunction with its general aviation activities, b-Fast also provides, on a contractual basis, ground support services for commercial activities, which primarily include fueling and de-icing.

As discussed below in Note B - Significant Transactions, the Company has entered into certain transactions involving the auto racing industry.

NOTE B - SIGNIFICANT TRANSACTIONS

On March 11, 1999, the Company sold its FBO at Chicago's Midway Airport for $17,750. As described below, substantially all of the net proceeds were used to fund various transactions entered into by the Company and its then Chairman and Chief Executive Officer R. Ted Brant ("Brant") who died in June 2000:

BRANT MOTORSPORTS, INC.

During 1999 and 1998, the Company advanced monies under a line of credit agreement up to $1,800 to Brant Motorsports, Inc., ("Inc."). Inc. was formed for the purpose of promoting racecars and selling advertising. Inc. was 100% owned by Brant. The interest rate on the line of credit is prime less 1%.

Inc. advanced a majority of the funds borrowed from the Company to Brant Racing, Inc. ("Racing"), an entity owned 100% by Brant. Racing financed an Indy car racing team during 1999 and 1998. The Company incurred significant losses during this period and curtailed operations in 1999.

During 1999, Inc. advanced a portion of the funds borrowed from the Company as well as significant amounts borrowed from a bank to pay expenses and costs related to the development of a NASCAR racetrack project ("the Project"). Inc. had an exclusive option to potentially develop the project near the Pittsburgh International Airport. This option expired on December 31, 2001. Inc. is also evaluating other locations including but not limited to Youngstown, Ohio in which to potentially develop the project.

In June 1999, Brant and the Company formed Brant Motorsports, LLC ("LLC"). Upon formation, Brant owned a 50% voting interest in LLC with the Company owning a 50% nonvoting interest. Retroactive to January 2000, Inc. transferred all of its assets, liabilities and rights relating to the Project to LLC under an assignment agreement dated October 2001. The Company accounts for LLC using the equity method. The net realizable value of LLC on the Company's balance sheet at September 30, 2004 is zero.

The net assets of Inc. were transferred to LLC because Inc. was unable to satisfy its obligations under its line of credit to the Company. The transfer offered an opportunity for the Company to maintain the possibility of collecting on the debt if certain future business activities of LLC proved to be profitable and construction of the NASCAR racetrack was successful. In return, Inc. obtained relief from the Company from collection on the amount outstanding under the line of credit.

Given the significant losses incurred and the financial condition of Inc. management determined that all amounts due from Inc. under the line of credit, for interest and additional advances were not collectible. As a result, the Company charged administration costs for $1,911 during fiscal year 1999.

In fiscal 2001 and 2000, the Company made additional advances to Inc. of $111 and $127, respectively. Given the continued losses and the financial condition of Inc. management has determined that the additional advances were not collectible. As a result, the Company charged administration costs for $111 and $127, respectively, during fiscal years 2001 and 2000. During fiscal year 2004, the Company advanced an additional $56 for expenses in connection with the project at Youngstown. This amount has been expensed. The consolidated balance sheet at September 30, 2004 includes an aggregate reserve for such advances and loans to affiliates of $2,117.

RTB/AS, L.L.C.

In March 1999, Brant entered into an agreement to purchase a 30% ownership interest in an auto racing entity for $9,875 principally with funds received from the sale of a majority owned subsidiary of the Company. In June 1999, the Company formed RTB/AS, L.L.C. ("RTB/AS") for the purpose of making additional investments in the auto racing industry. The Company owns a 99% interest in RTB/AS and Brant owns a 1% interest with 100% voting rights. During fiscal 1999, RTB/AS advanced $9,708 to Brant. The advances were structured as a loan of $4,265 bearing interest at 8% per annum, various interest free advances totaling $1,168 and a purchase of an After Tax Economic Interest ("ATEI") for $4,275. The ATEI is defined as dividends and other distributions minus all of the applicable income taxes of Brant from his 30% ownership interest in the auto racing entity.

RTB/AS also made additional interest free advances of $171 and $610 during 2000 and 1999, respectively, to Brant unrelated to his acquisition of an ownership interest in an auto racing entity.

After Brant's death in 2000 his ownership in the auto racing entity became part of his estate. By December 2002, the estate was settled and the ownership was transferred to his widow, Mrs. Brant. In April 2003, Mrs. Brant sold 24% of her ownership in the auto racing entity plus an option on a additional 15%. Subsequently, Mrs. Brant has a 23% ownership interest in an auto racing entity at September 30, 2004. Relating to this sale RTB/AS received $2,747 on May 1, 2003 with $1,008 of that total being a principal payment on the $4,265 note receivable from Mrs. Brant.

As of October 1, 2001, the Company determined that while it continued to exercise significant influence over RTB/AS, it no longer had control of RTB/AS. As a result, the Company changed its method of accounting for RTB/AS from consolidation in fiscal 2001 to the equity method in fiscal 2002.

NOTE C - GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.

At September 30, 2004, the Company had a working capital deficiency of $26,594 and a stockholders' deficiency of $24,905. Also, the Company incurred a net loss of $955 in 2004. These financial conditions of the Company raise substantial doubt about its ability to continue as a going concern. As part of management's plans, management is exploring other opportunities to acquire an FBO similar to its Harrisburg FBO. The Company is also exploring investments in other non-related businesses, including the auto racing industry.

The Company believes that funds generated from operations, investments, collection of advances to affiliated entities, and existing capital reserves are insufficient to fully develop its business plan. The Company will have to raise additional funds, either through debt or equity offerings, in order to implement its business expansion and acquisition strategies. The Company has not yet engaged professional advisors for this purpose. If adequate funds are not available, the Company may be required to curtail its operations. There can be no assurance the Company can be returned to profitability or maintained as a going concern.

As discussed in Note G - Financing Arrangements, Note Modification, a substantial portion of the Company's outstanding debt is due to Transtech Holding Company, Inc. ("Transtech"), a related party. Historically, the Company has obtained deferrals with respect to the payment of interest and principal on its debt to Transtech. The last note modification called for the recommencement of principal and interest payments to begin on March 20, 2004. Payments have not been made and the Company is in default of the terms of the Note Modification, however, no demand for payment has been made by Transtech through September 30, 2004.

The shareholders have authorized the issuance of additional shares of common stock, no par value, in consideration of the forgiveness by Transtech of $6,253 of indebtedness owed to Transtech by the Company. The Company currently does not have sufficient registered common stock to effect this proposal.

The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies follows:

1.    Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Beckett Aviation, Inc., Flightmatic, Inc., Flight Charter, Inc., National Weather Corporation, Raleigh Durham Aviation Leasing Company, and Aero Services, G. P. All subsidiaries are inactive. All intercompany accounts and transactions have been eliminated.

The Company accounts for its investment in RTB/AS under the equity method of accounting. Although the Company owns 99% of the entity it has no voting rights. Accordingly, under accounting principles generally accepted in the United States the Company is using the equity method of accounting.

2.    Inventories

Accessories, fuel, and supplies, are stated at the lower of cost or market, with cost principally determined on a moving average unit cost basis.

3.    Property, Equipment, Depreciation and Amortization

Property, equipment and significant improvements to existing assets are stated at cost. Depreciation is provided principally using the straight-line method over the estimated useful lives of the assets ranging from five to seven years for property and equipment at the time of acquisition. Leasehold improvements are amortized over the estimated service lives of the improvements or the remaining lives of the respective leases, whichever is shorter. Maintenance and repair costs are charged to operations as incurred.

Depreciation and amortization amounted to $144 for both of the years ended September 30, 2004 and 2003.

4.    Revenue Recognition

Revenue is recognized as goods and services are provided.

5.    Department Costs

Departmental costs are specific expenses such as salaries, employee benefits and supplies, as well as expenditures such as rent, real estate taxes, amortization, utilities and insurance costs.

6.    Loss Per Common Share

The Company computes net loss per share under the provisions of SFAS No. 128, "Earnings per Share" (SFAS 128), and SEC Staff Accounting Bulletin No. 98 (SAB
98).

Basic net loss per share applicable to common stockholders includes no dilution and is calculated by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive net loss per share applicable to common stockholders reflects the potential dilution of securities that could share in the net loss of the Company through the conversion of preferred stock and is computed by dividing the net loss available to common stockholders by the weighted average number of common and common equivalent shares outstanding during the period. Equivalents, including mandatory redeemable convertible preferred stock, were not included in diluted net loss per share applicable to common stockholders as their effect would be antidilutive for the years ended September 30, 2004 and 2003.

7.    Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable based on undiscounted estimated future operating cash flows. The amount of the impairment recognized is the difference between the carrying value of the asset and its fair value. No impairment was recognized in fiscal years 2004 and 2003.

8.    Financial Instruments and Credit Risk

The carrying amounts of financial instruments including cash, customer receivables, accounts payable, and accrued expenses approximate fair value at September 30, 2004, because of the relatively short maturity of these instruments. The carrying amount of long-term debt approximates fair value because the Company's interest rates approximate current interest rates. It is impractical to determine fair value of affiliate long- term debt as the amounts are with a related party.

The Company maintains its cash with various major financial institutions. At times cash amounts may exceed the FDIC limits. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to its cash accounts.

The Company performs ongoing credit evaluations of customers, and generally does not require collateral. The Company maintains an allowance for losses based upon the expected collectibility of accounts receivable. During fiscal 2004, the

Company had one customer that aggregated approximately 17% of net sales. During fiscal 2003 the same customer aggregated approximately 16% of net sales. As of September 30, 2004, one customer accounted for 17% and one other customer accounted for 14% of the September 30, 2004 accounts receivable balance.

9.    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

10.   Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used for income taxes. Under this method, deferred tax assets or liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and the laws that are expected to be in effect when the differences reverse. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefit, or that future deductibility is uncertain.


11.   Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board issued Interpretation on No. 46 (R) "Consolidation of Variable Interest Entities." FIN No. 46 (R) clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without subordinated financial support from other parties. FIN No. 46 (R) applies immediately to variable interest entities (VIE) created after December 31, 2003, and to VIE's in which an enterprise obtains an interest after that date. It applies no later than the first reporting period ending after December 15, 2004, to VIE's in which an enterprise holds a variable interest that it acquired before January 1, 2004. FIN No. 46 (R) applies to public enterprises as of the beginning of the applicable interim or annual period. The adoption of FIN No. 46
(R) is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations, because the Company does not have any VIE's. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 153, - Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29 ("FAS No. 153"). This statement amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FAS No. 153 is not expected to have a material impact on the Company's consolidated financial position, liquidity, or results of operations.

12.   Restatement of Previously Issued Financial Statements

In the period ended June 30, 2004, Management of the Company detected an error in the balance sheet of RTB/AS (see Note E) as of September 30, 2002. Because the calculation of the ATEI cannot be exact until Brant receives her K-1 form, sometime in April for the previous calendar year, certain assumptions must be made in order to determine an ATEI as of September 30. When the calculation was made, an important piece of information was missing, which later came to light when true-up schedules prepared independently by the Company and Brant's accountant were compared. The error was made by the Company. As a result, Advance Receivable - Member and Members' Equity were reduced by $633. There was no effect on the Statement of Operations of RTB/AS. In addition, Equity in Unconsolidated Subsidiary and Accumulated Deficit were reduced by $633. There was no effect on the Statement of Operations of the Company.

NOTE E - INVESTMENT IN UNCONSOLIDATED SUBSIDIARY:

As discussed in Note B, the Company accounts for its investment in RTB/AS under the equity method. RTB/AS files its tax returns on a cash basis with a December 31 year end. Condensed financial information of RTB/AS is as follows:

Balance Sheet                                                As of
(in thousands)                                          September 30, 2004
 Assets
 Cash                                                         $  494
 Certificates of Deposit                                       2,000
 Note and Interest Receivable - Member                         3,359
 Advance Receivable - Member                                     132
 Total assets                                                 $5,985

 Liabilities and members' equity
 Accounts Payable                                             $    4
 Member's Equity                                               5,981
 Total liabilities and members' equity                        $5,985

Statement of Operations                       Year ended September 30,
(in thousands)                               2004                   2003

        Revenues                             $190                   $413
        Net income                           $160                   $245

NOTE F - INVENTORIES

Inventories at September 30, 2004 were comprised of:

Gycol (deicer)                               $ 12

Fuel                                            8
                                             $ 20

NOTE G - FINANCING ARRANGEMENTS                Affiliate               Other

Long-Term Debt Schedule at September 30, 2004

Affiliate - Unsecured demand notes bearing interest at prime +2% (6.75%
at September 30, 2004).
(See note modification below.)                  $ 7,957               $  --

Affiliate - Installment note bearing interest at prime (4.75% at September 30,
2004). Quarterly payments of $300 plus interest beginning October 1999, and is collateralized by a first priority interest assignment or lien on certain leasehold interests, equipment, accounts receivable, and inventory. The Company has not met its scheduled payment obligations under this note.
(See note modification below.)                    6,910                  --

Installment note bearing interest at prime +1.75% (6.5% at September 30, 2004) held by the Company's primary fuel dealer. Payment is made by way of a 4.5 cents per gallon fuel rebate on jet fuel purchases with a minimum annual principal reduction of $45 until September 2006. Maurice Lawruk, the current chairman, Brant and their respective spouses have guaranteed repayment of this
note.                                                --                  48

Installment note bearing interest at prime - 0.5% (4.25% at September 30, 2004)
 to a finance company collateralized by a Beech aircraft - requiring monthly payments of $14 including interest, until March 2016. Maurice Lawruk has
 guaranteed repayment of this note.                  --               1,058

Other                                                --                   5
                                                 14,867               1,111

Less: Current maturities of long term debt       14,867                 176

Long-term debt                                  $    --               $ 935

Annual maturities of long-term debt at September 30, 2004 are as follows:

 Year ending
September 30,
    2005                 $15,043
    2006                     140
    2007                     140
    2008                     144
    2009                     149
 Thereafter                  362
                         $15,978

The Affiliate Installment Note restricts the payment of dividends and certain other distributions on common stock unless all accrued dividends on the preferred stock are paid. Total dividends in arrears relating to series A preferred stock at September 30, 2004 is $2,457.

Short-term Borrowings

The Company has an available line of credit of $175 due to expire on March 15, 2005, with a bank in connection with the state of Wisconsin Petroleum Environmental Cleanup Fund Act. There is $29 outstanding on the line of credit at September 30, 2004. See Note I.3 for additional environmental matters.

Note Modification

The last note modification called for the recommencement of principal and interest payments to begin on March 20, 2004. Payments have not been made pursuant to the terms of the Note Modification and the Company is in default. There has been no additional note modification since that date, and no demands for payment have been made through September 30, 2004. As a result, the principal and accrued interest on these notes has been classified as short-term obligations at September 30, 2004.

NOTE H - INCOME TAXES

The Company has net operating loss carryforwards aggregating $21,324 at September 30, 2004 expiring through 2024. SFAS No. 109 requires the establishment of a deferred tax asset for all deductible temporary differences including operating loss carryforwards. Because of the uncertainty that the Company will generate income in the future sufficient to fully or partially utilize these carryforwards the deferred tax asset of approximately $15,237 at September 30, 2004, is offset by a valuation allowance of the same amount. Accordingly, no deferred tax asset is reflected in these financial statements.

The approximate income effect of each type of temporary difference is as follows:

                                                                    September 30
                                                                            2004
       Net deferred income tax assets:
         Net operating loss carryforwards                 $ 8,530
         Accrued interest                                   3,617
         Reserves on advances to affiliates                   937
         Accruals for fuel and other taxes                    907
         Equity in unconsolidated subsidiary                1,308
         Other                                                (62)
                                                                          15,237
         Valuation allowance                              (15,237)
         Net deferred income tax asset                    $    --

The valuation allowance increased $562 during the year ended September 30, 2004.

NOTE I - COMMITMENTS AND CONTINGENT LIABILITIES

1.    Lease Commitments

Ground operations are conducted from leased premises which include buildings and hangar facilities. The lease arrangements expire on various dates through 2007, with certain options for renewal. The terms of the leases provide for monthly payments of a fixed amount with certain escalation clauses and in Harrisburg additional variable amounts based on fuel flowage or other factors.

Future minimum lease payments for all non-cancelable operating leases having a term in excess of one year at September 30, 2004 are as follows:

 Year ending
September 30,
    2005          247
    2006          247
    2007          165
                 $659

Rental expenses for all operating leases for each of the years ended September 30, 2004 and 2003 were $423 and $382, respectively.

The Company subleases office space under short-term agreements to various aviation tenants. Such sublease agreements generally provide for a minimum monthly rent and certain renewal options. Sublease rental income included in net sales was $7 for both of the years ended September 30, 2004 and 2003.

2.    Litigation

The Company is aware of only one legal action against us. The action was initiated by the taxing authority of the State of New York and is described in the following paragraph. It is possible that there are unasserted, potential claims against us. Such claims could be asserted against us at some point in the future. It is not uncommon for us to encounter litigation that arises as a result of our business operations.

From December 1994 through December 1996, b-Fast received quarterly fuel tax assessments from the State of New York for periods from September 1991 through November 1993 (collectively, the "Assessments") relating to our former operations at a FBO in Westchester, New York. We timely filed appeals for the Assessments. The Assessments resulted from an audit by the Division of Taxation that was performed in September 1994. On November 8, 2001 an Administrative Law Judge denied our appeals and sustained the Assessments, together with penalties and interest. We appealed this decision. On September 12, 2002, the State of New York, Tax Appeals Tribunal affirmed the decision of the Administrative Law Judge, together with penalties and interest in the amount of $2,267. There have been discussions with collections representatives from the State of New York to resolve the claim. We are unable to predict whether there is an opportunity to compromise the liability.

3.    Environmental Matters

The Company's business involves the storage, handling and sale of fuel, and the provision of mechanical maintenance and refurbishing services which involve the use of hazardous chemicals. Accordingly, the Company is required to comply with federal, state and local provisions which have been enacted to regulate the discharge of material into the environment or otherwise relate to the protection of the environment.

The Company is presently responsible for ongoing remediation of underground contamination at one previously owned location in Milwaukee, Wisconsin. At another previously owned location on the Raleigh-Durham Airport in North Carolina, the Company is one of several former operators of fuel tanks at the facility responsible for sharing remediation costs. The Company reached a settlement agreement with the airport authority there during fiscal year 1996 which limits the Company's liability to $85 with payments to the authority not to exceed $20 in any calendar year. The Company has been billed and paid $38 through September 30, 2004.

At September 30, 2004 the Company has included in its financial statements an accrual for environmental remediation of $104. Based on estimates by the engineering firms conducting the remediation projects, the Company has sufficient reserves should any additional problems arise during remediation. The Company, in addition, is reimbursed by the Wisconsin Petroleum Environmental Cleanup Fund for substantially all remediation expenses incurred. The accrual of $104 has not been reduced by any expected future reimbursements from Wisconsin.

Although the escrow for environmental remediation in connection with the sale of the Chicago FBO expired in March 2002 and the funds were returned, a contingent liability exists within the sales agreement. The agreement states that sellers shall pay 100% of buyers' expenses of remediation up to the first $390 and 50% of the next $390, for a maximum of $585. There have been no remediation expenses incurred to date, and the Company has no knowledge if and when any will be incurred.

NOTE J - SAVINGS PLAN

The Company has an "Employees Tax Sheltered Retirement Plan." Employees who have completed one year with a minimum of 1000 hours of service are eligible to participate. To participate the employee must make contributions to the plan through salary reduction pursuant to Section 401(K) of the Internal Revenue Code. The Company matches contributions in an amount equal to 25% of the first 2% contributed by the employee. The Company's contributions to the plan for the years ended September 30, 2004 and 2003 were not significant.

NOTE K - CAPITAL STRUCTURE

Authorized Shares

The Company's capital stock consists of 60,000,000 shares of common stock, no par value and 1,000,000 shares of preferred stock, as to which the Board has the power to designate the rights, terms, preferences, privileges, and ratify powers, if any, and the restrictions and qualifications of the share of each series as established. 500,000 shares have been designated as Series A Cumulative Convertible Preferred Stock.

Series A Cumulative Convertible Preferred Stock

During fiscal 1986, the Company completed a public offering of 422,000 units, each unit consisting of one share of Series A Cumulative Convertible Preferred Stock ("Series A preferred stock") and two Common Stock Purchase Warrants ("warrants"). The warrants expired in 1990. Under the terms of the offering, the holders of the Series A preferred stock are entitled to receive cumulative cash dividends at the annual rate of $.96 per share and to preference in liquidation over common stockholders of $13.50 per share, plus accrued and unpaid dividends. Dividends are cumulative from date of issue and payable quarterly, except in certain circumstances as defined in the articles of incorporation. Under those circumstances, the Company is not required or may decline to pay such dividends. Each share of Series A preferred stock is convertible into four shares of common stock at an initial price of $3.375 per share, subject to adjustment. At the annual shareholders' meeting held on September 23, 1999, the shareholders ratified a change in the conversion rate of the Series A preferred stock. Outstanding shares of Series A preferred stock will be convertible at a rate of eight shares of common stock for each share of Series A preferred stock outstanding for all shareholders except Transtech. The conversion rate for Transtech will remain at 4 shares of common stock for each share of Series A preferred stock held. Upon conversion no payment or adjustment will be made in respect of any dividends on the preferred stock.

The Series A preferred stock is subject to mandatory redemption at the rate of 7-1/2% of the issue in each of the years 1996 through 2005, with the remainder to be redeemed on August 1, 2006. The mandatory redemption price is $13.50 per share plus accrued and unpaid dividends. The excess of the mandatory redemption price over the net proceeds received by the Company is accreted during the period in which the stock is outstanding. Periodic accretion based on the interest method was charged to additional paid-in capital. The stock became fully accreted during 2001. The first redemption was due on August 1, 1996, but no redemption was made. The Louisiana Business Corporation Law provides that a corporation may redeem shares of its capital stock subject to redemption out of surplus or stated capital so long as any such redemption would not reduce stated capital below the aggregate allocated value of issued shares remaining after the redemption and so long as sufficient net assets remain to satisfy amounts payable upon liquidation with respect to any remaining issued shares having a preferential right to participate in assets upon liquidation. Also, the terms of the issue state that the Company may not redeem any shares unless accrued dividends have been paid in full on all outstanding shares, and also, if such redemption would reduce working capital below $9,000 or cash below $1,500. At September 30, 2004, the Company had accrued and unpaid dividends totaling $2,457 ($17.04 per share), a working capital deficiency of $26,594 and a cash balance of $32. The accrued and unpaid dividends on the series A preferred stock are included in Redeemable Preferred Stock. No dividends were paid in 2004 or 2003. The Company's obligation to redeem shall be cumulative.

At September 30, 2004, the Company has reserved 739,320 shares of common stock for the conversion of outstanding Series A preferred stock.

The terms of the Series A preferred stock provide for the conversion of the preferred stock and accrued dividends into common stock, therefore, in accordance with FAS 150 this security is conditionally redeemable and outside the scope of FAS 150.

The following is a schedule of the changes in Redeemable Preferred Stock for the years ended September 2004 and 2003.
                                         Series A
                                Shares                  Amount

Balance September 30, 2002     144,185                 $4,125
Dividends                            -                    138
Balance September 30, 2003     144,185                  4,263
Dividends                            -                    138
Balance September 30, 2004     144,185                 $4,401

NOTE L - RELATED PARTIES

In May 1994 Triton Energy Corporation (Triton) sold the majority of its equity in the Company to Transtech. (See Note G, Long Term Debt-Affiliate.) At September 30, 2004, Transtech owned 51.9% of the Company's common stock and 71.8% of the Company's preferred stock. The Company is also indebted to Transtech in the amount of $14,867, at September 30, 2004, in the form of notes that were purchased from Triton. During fiscal 2004, the Company made payments of $15 on the loans, and $772 of interest expense was recorded against these loans of which none was paid. During fiscal year 2003 the Company made no payments of the demand loans, and $790 of interest expense was recorded against these loans of which none was paid. At September 30, 2004, the Company has $9,041 of accrued interest due to Transtech recorded on the balance sheet.

As of September 30, 2004, the Company has a payable to RTB/AS in the amount of $132 included on the balance sheet in accrued expenses-other.

RTB/AS recorded $138 of interest income in fiscal 2004 related to a note receivable from Mrs. Brant. The balance of the note receivable as of September 30, 2004 was $3,257.

For the year ended September 30, 2004 RTB/AS paid management fees in the amount of $29 to the Company's Chief Executive Officer and Director Bobby Ray Adkins.

See Note B - Significant Transactions and Note G - Financing Arrangements for additional related party transactions.

NOTE M - SUBSEQUENT EVENTS

None.

INDEX OF EXHIBITS


The following is a list of exhibits filed as part of this Annual Report on Form 10-K. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference.

                                                         Seq. Page No.


(3.1)     Amended and Restated Articles of Incorporation (1)    *

(3.2)     By-laws (1)                                           *

(3.3)     First Amendment to the Amended and Restated * Articles of
          Incorporation. (2)

(3.4) Second Amendment to the Amended and Restated * Articles of Incorporation. (9)

(3.5)     Third Amendment to the Amended and Restated * Articles of
          Incorporation. (5)

(3.6) Fourth Amendment to the Amended and Restated * Articles of Incorporation. (9)

(4.1)     Preferred Stock Purchase Agreement dated              *
          August 27, 1989, between Registrant and
          Signal Hill. (5)

(4.2) Warrant Agreement dated August 31, 1987, between * Registrant and Signal Hill. (5)

(4.3) Shareholders Agreement by, among and between * Triton Energy Corporation, Pacific Basis Company, Dibo Attar, Signal Hill, N. V., Robert L. Starer and the Company dated December 27,1988. (21)

(4.4) Stand-Still Agreement by and among Triton * Energy Corporation, Trenk Development Corporation, Dibo Attar, Robert L. Starer and the Company dated December 16, 1988. (10)

(4.5) Mutual Release and Settlement Agreement between * Triton Energy Corporation, Pacific Basin, G. Thomas Graves, Dibo Attar, Robert L. Starer, William R. Dimeling, John E. Ardell, III, James N.C. Moffat, III dated December 9, 1988. (10)

(10.1) Hangar, Hangar Site and Commercial Aviation Sales and * Support Services Agreement at Chicago Midway Airport between the City of Chicago and CSX Beckett Aviation, Inc., dated February 15, 1984. (3)

(10.2)    Sublease by and between the Company and Beckett            *
          for the Chicago FBO location.  (4)

(10.3)    Sublease by and between the Company and Beckett            *
          for the Chicago FBO location.  (4)

(10.4) Loan Agreement between the Company and Whitney * National Bank, dated September 14, 1986. (6)

(10.5) Security Agreement between the Company and * Whitney National Bank, dated September 18,
          1986.  (6)

(10.6)    Asset Purchase Agreement between the Company,              *
          National Weather Corporation, and Universal
          Weather and Aviation, Inc. dated July 15,
          1986.  (6)

(10.7)    Agency Operating Agreement between the Company             *
          and The Airmen, Inc., dated April 9, 1986
          (Downtown Airport, Kansas City, MO).  (6)

(10.8) First Amendment to Agency Operating Agreement * between the Airmen, Inc., and the Company, dated July 8,1986.  (6)

(10.9)    Option Agreement between Arthur D. Stevens and             *
          the Company, dated April 9, 1986.  (6)

(10.10) Asset Purchase Agreement between KFO Associates * and the Company dated September 22, 1987. (11)

(10.11) Lease between Robert L. Starer and Merle A. * Starer and the Company dated May 1, 1988. (11)

(10.12) Asset Purchase Agreement between PHH Aviation * Services, Inc., and the Company dated June 1, 1988. (8)

(10.13)   Beckett Stock Agreement between PHH Group, Inc.            *
          and the Company dated June 1, 1988.  (8)

(10.14) Pledge and Security Agreement between PHH Group * Inc., and the Company dated June 1, 1988. (8)

(10.15)   Agreement for the Purchase and Sale of Assets              *
          between Van Dusen Airport Services Company,
          Limited Partnership and the Company dated
          April 18, 1988.  (8)

(10.16) Agency Operating Agreement between Van Dusen Airport * Services Company, Limited Partnership and the Company
          dated April 18, 1988.  (8)

(10.17) Escrow Agreement between Van Dusen Airport Services * Company, Limited Partnership and the Company dated
          April 22, 1988.  (8)

(10.18) Asset Purchase and Sale Agreement between Page Avjet * Corporation and the Company dated April 22, 1987. (7)

(10.19) Termination Agreement between Airmen, Inc. and the * Company dated July 10, 1989. (12)

(10.20) Agreement of Employment between Larry A. Ulrich and * the Company dated August 10, 1989. (12)

(10.21) Lease between Robert L. Starer and Merle A. Starer * and the Company dated November 1, 1989. (12)

(10.22) Promissory Note from Robert L. Starer to the Company * and dated January 4, 1989. (12)

(10.23) Promissory Note from Larry A. Ulrich to the Company * dated October 26,1989. (12)

(10.24) Amended and Restated Loan Agreement between the * Company and Whitney National Bank of New Orleans dated
          December 19, 1989.  (12)

(10.25) Fee Agreement between the Company and Triton Energy * Corporation dated December 19, 1989. (12)

(10.26) Replacement Letter of Credit in favor of Sovran Bank * N.A., as trustee and for the account of Beckett Aviation, Inc. dated May 31, 1990. (13)

(10.27) Letter Agreement between Denver Jetcenter, Inc. and * the Company, dated May 6, 1990. (13)

(10.28) Letter Agreement between Owners Jet of Texas, Inc. * and the Company dated June 6, 1990. (13)

(10.29) Settlement Agreement and General Release between * Mach I Aviation, Ltd., and the Company, dated
          June 29, 1990. (13)

(10.30) Agreement for the Purchase and Sale of Assets between * Pan Am Management System, Inc. and the Company dated July 12, 1990. (13)

(10.31) Letter Agreement between Angel Air, Inc. and the * Company, dated August 10, 1990. (13)

(10.32) Assignment of Lease to Springfield Air Center by the Company, dated November 30, 1990. (13)

(10.33) Employment Agreement between John Pugh and the * Company, dated November 21, 1990. (13)

(10.34) Schedule of Borrowings from Triton Energy * Corporation evidenced by a Series of Promissory Notes. (13)

(10.35)   Replacement Letter of Credit in favor of Sovran            *
          Bank N.A., as trustee and for the account of Beckett Aviation, Inc., dated September 15, 1991. (14)

(10.36) Agreement for the Purchase and Sale of Assets * between Beaufort Aviation, Inc. and the Company, dated March 18, 1991. (14)

(10.37) Agreement for the Purchase and Sale of Interest in * Joint Venture between Aviation Providers International, inc. and the Company, dated March 8, 1991. (14)

(10.38)   Agreement for the Purchase and Sale of Assets              *
          between Flightcraft, Inc. and the Company, dated
          May 17, 1991.  (14)

(10.39) Lease Agreement between Triton Fuel Group, Inc. and * the Company dated February 8, 1991. (14)

(10.40) Settlement Agreement and General Release between * Grant Thornton and the Company, dated September 13,
          1991.  (14)

(10.41) Amendment to Employment Agreement between Larry A. * Ulrich and the Company, dated January 14, 1992. (15)

(10.42) Schedule of Borrowings from Triton Energy Corporation * evidenced by a Series of Promissory Notes. (15)

(10.43) Agreement for the Purchase and Sale of Westchester * dated September 15, 1993. (20)

(10.44) Agreement for the Purchase and Sale of Raleigh-Durham * dated July 31, 1993. (20)

(10.45)   Agreement for the Purchase and Sale of Morristown          *
          dated September 15, 1993.  (20)

(10.46)   Agreement for the Purchase and Sale of Cleveland           *
          dated August 20, 1993.  (20)

(10.47) Schedule of Borrowings from Triton Energy Corporation * evidenced by a Series of Promissory Notes. (20)

(10.48) Amendment to Employment Agreement between Larry A. * Ulrich and the Company, dated April 8, 1993. (20)

(10.49)   Agreement for the Purchase and Sale of Denver dated * May 5, 1993.
          (21)

(10.50) Agreement for the Purchase and Sale of Raleigh-Durham * Avionics Division dated November 12, 1993. (21)

(10.51) Consulting Agreement between Larry A. Ulrich and * Aero Services International, Inc. dated April 1, 1994. (21)

(10.52) Revolving Credit Loan Agreement between Aero Services * International, Inc. and Transtech Holding Co., Inc.
          dated May 13, 1994.  (21)

(10.53) Revolving Promissory Note in the amount of $300,000.00 * to Aero Services International, Inc. from Transtech Holding Co., Inc. dated May 13, 1994. (21)

(10.54) Agreement for the Purchase and Sale of Scottsdale dated * July 19, 1994. (21)

(10.55)   Schedule of Borrowings from Avfuel Corporation             *
          evidenced by Promissory Notes dated
          September 15, 1994.  (21)

(10.56)   Agreement for the Purchase and Sale of Richmond            *
          dated September 27, 1994.  (21)

(10.57) Settlement Agreement between Aero Services International, * Inc., Transtech Holding Company, Inc., Avfuel Corporation and Exxon Company, U.S.A. dated September 1994. (21)

(10.58) Aviation Dealer Products Sales Agreement between Exxon * Company, U.S.A. and Aero Services - Houston dated September 12, 1994. (21)

(10.59) Aviation Dealer Products Sales Agreement between Exxon * Company, U.S.A. and Aero Services - Chicago dated May 20, 1994. (21)

(10.60) Aviation Dealer Products Sales Agreement between Exxon * Company, U.S.A. and Aero Services - Youngstown dated May 20, 1994. (21)

(10.61) Agreement for the Purchase and Sale of Tri-City dated * September 15, 1994. (22)

(10.62) Revolving Promissory Note between Mountain State Flight * Services and Aero Services International, Inc. dated
          December 23, 1994.  (22)

(10.63) Asset purchase agreement between Aero Services * International, Inc. (Seller) and Winner Aviation Corporation (Purchaser) dated February 7, 1995. (23)

(10.64) Stock Purchase Agreement between Aero Services * International, Inc. and Mountain State Flight Services,
          Ltd. dated March 31, 1995. (23)

(10.65) Transfer Agreement between Aero Services International, * Inc. and TigerAir, Inc. dated November 8, 1995.

(10.66) Non-Recourse Assignment and Assumption Agreement * between Aero Services International, Inc. and TigerAir, Inc. dated November 8, 1995.

(10.67) Promissory Note from TigerAir, Inc. to the Company dated * November 8, 1995.

(10.68) Line of Credit Note from TigerAir, Inc. to the Company * dated November 8, 1995.

(10.69) Security Agreement between Aero Services International, Inc. and TigerAir, Inc. dated November 8, 1995. *

(10.70) Operating Agreement of Peakwood, L.L.C. between Aero * Services International, Inc. and Peakwood Capital Corporation dated January 11, 1996.

(10.71) Asset Purchase Agreement between Aero Services * International, Inc. and Jason IV Aviation, Inc. dated May 10, 1996.

(10.72) Promissory Note from Jason IV Aviation, Inc. to the * Company dated April 1, 1996.

(10.73) Promissory Note from Jason IV Aviation, Inc. to the * Company dated April 1, 1996.

(10.74) Security Agreement between Aero Services International, * Inc. and Jason IV Aviation, Inc. dated May 10, 1996.

(10.75) Guaranty and Suretyship Agreement between Orlando E. * Panfile and Aero Services International, Inc. dated May 10, 1996.

(10.76) Pledge Agreement between Orlando E. Panfile and Aero * Services International Inc. dated May 10, 1996.

(10.77) Bill of Sale, Assignment and Assumption Agreement * between Aero Services International, Inc. and Jason IV Aviation, Inc. dated May 7, 1996.

(10.78) Lease Agreement between the City of Morgantown and * Mountain State Flight Services dated September 1, 1996.

(28.1) Triton Energy Corporation's Form 10-K for Year Ended * May 31, 1991; Form 10-Q for the Quarter Ended August 31, 1991; and Prospectus for Common Offering, dated October 9, 1991. (14)

(28.2) Triton Energy Corporation's Form 10-K for Year Ended * May 31, 1992; Form 10-Q for Quarter Ended August 31,
          1992.  (15)

(28.2) Triton Energy Corporation's Form 10-Q for Quarter Ended * November 30, 1991. (16)

(28.3) Triton Energy Corporation's Form 10-Q for Quarter Ended * February 29, 1992. (17)

(28.4)     NOT USED *

(28.5) Triton Energy Corporation's Form 10-Q for Quarter Ended * November 30, 1992. (18)

(28.6) Triton Energy Corporation's Form 10-Q for Quarter Ended * February 28, 1993. (19)

(31.1) Certification of Chief Accounting Officer regarding disclosure controls and procedures. (34) *

(31.2) Certification of Chief Executive Officer regarding disclosure controls and procedures. (34) *

(31.3) Certification of Chief Accounting Officer regarding disclosure control sand procedures.

(31.4) Certification of Chief Executive Officer regarding disclosure controls and procedures.

(32.1)     Certification of Chief Executive Officer pursuant to 18 U.S.C.
           Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (34) *

(32.2)     Certification of Chief Accounting Officer pursuant to 18 U.S.C.
           Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (34) *

(32.3)     Certification of Chief Executive Officer pursuant to 18 U.S.C.
           Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(32.4)     Certification of Chief Accounting Officer pursuant to 18 U.S.C.
           Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(99.1) Certification of Chief Executive Officer and Chief * Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
           Section 906 of the Sarbanes-Oxley Act of 2002.

(99.2)     Certification of Chief Executive Officer pursuant to * 18 U.S.C.
           Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (25)

(99.3)     Certification of Chief Accounting Officer pursuant to * 18 U.S.C.
           Section 1350 as adopted pursuant to Section 906 of the Saranes-Oxley Act of 2002. (25)

(99.4)     See (99.2).  (26)                                          *
(99.5)     See (99.3).  (26)                                          *
(99.6)     See (99.2).  (27)                                          *
(99.7)     See (99.3).  (27)                                          *
(99.8)     See (99.2).  (28)                                          *
(99.9)     See (99.3).  (28)                                          *
(99.10)    See (99.2).  (29)                                          *
(99.11)    See (99.3).  (29)                                          *
(99.12)    See (99.2).  (30)                                          *
(99.13)    See (99.3).  (30)                                          *
(99.14)    See (99.2).  (31)                                          *
(99.15)    See (99.3).  (31)                                          *
(99.16)    See (99.2).  (32)                                          *
(99.17)    See (99.3).  (32)                                          *
(99.18)    See (99.2).  (33)                                          *
(99.19)    See (99.3).  (33)                                          *

* THESE ARE DOCUMENTS INCORPORATED BY REFERENCE.

 1. Incorporated herein by reference from the Company's Registration Statement No. 20070425-A on Form S-18 filed December 19,1980.

 2. Incorporated herein by reference from the Company's Registration Statement No. 33-7152 on Form S-2 filed August 22, 1986.

 3. Incorporated by reference from the Company's Annual Report on Form 10-K dated December 27, 1985, File No. 0-10094.

 4. Incorporated by reference from the Company's Current Report on Form 8-K dated February 14,1986, File No. 0-10094.

 5. Incorporated by reference from the Company's Current Report on Form 8-K dated September 18, 1987, File No. 0-10094-0.

 6. Incorporated by reference from the Company's Annual Report on Form 10-K dated December 23,1986, File No. 0-10094-0.

 7. Incorporated by reference from the Company's Current Report Form 8-K dated May 27,1987, File No. 0-10094-0.

 8. Incorporated by reference from the Company's Current Report Form 8-K dated June 3, 1988, File No. 0-10094-0.

 9. Incorporated by reference from the Company's Current Report on Form 8-K dated July 21, 1988, File No. 0-10094-0.

10. Incorporated by reference from the Company's Current Report on Form 8-K dated December 27,1988, File No. 0-10094-0.

11. Incorporated by reference from the Company's Annual Report on Form 10-K dated December 29, 1988, File No. 0-10094-0.

12. Incorporated by reference from the Company's Annual Report on Form 10-K dated December 29, 1989, File No. 1-10190.

13. Incorporated by reference from the Company's Annual Report on Form 10-K dated December 29, 1990, File No. 1-10190.

14. Incorporated by reference from the Company's Annual Report on Form 10-K dated December 18, 1991, File No. 1-10190.

15. Incorporated by reference from the Company's Annual Report on Form 10-K dated January 11, 1993, File No. 1-10190.

16. Incorporated by reference from the Company's Current Report on Form 10-Q dated February 5, 1992, File No. 1-10190.

17. Incorporated by reference from the Company's Current Report on Form 10-Q dated May 14, 1992, File No. 1-10190.

18. Incorporated by reference from the Company's Current Report on Form 10-Q dated February 5, 1993, File No. 1-10190.

19. Incorporated by reference from the Company's Current Report on Form 10-Q dated May 13, 1993, File No. 1-10190.

20. Incorporated by reference from the Company's Annual Report on Form 10-K dated January 12, 1994, File No. 1-10190.

21. Incorporated by reference from the Company's Annual Report on Form 10-K dated December 28, 1994, File No. 1-10190.

22. Incorporated by reference from the Company's Current Report on Form 10-Q dated February 3, 1995, File No. 1-10190.

23. Incorporated by reference from the Company's Annual Report on Form 10-KSB dated February 29, 1996, File No. 1-10190.

24. Incorporated by reference from the Company's Annual Report on Form 10-KSB dated September 30, 2002, File No. 1-10190.

25. Incorporated by reference from the Company's Current Report on Form 10-QSB dated December 31, 2001, File No. 1-10190.

26. Incorporated by reference from the Company's Current Report on Form 10-QSB dated March 31, 2002, File No. 1-10190.

27. Incorporated by reference from the Company's Current Report on Form 10-QSB dated June 30, 2002, File No. 1-10190.

28. Incorporated by reference from the Company's Current Report on Form 10-QSB dated December 31, 2002, File No. 1-10190.

29. Incorporated by reference from the Company's Current Report on Form 10-QSB dated March 31, 2003, File No. 1-10190.

30. Incorporated by reference from the Company's Current Report on Form 10-QSB dated June 30, 2003, File No. 1-10190.

31. Incorporated by reference from the Company's Annual Report on Form 10-KSB dated September 30, 2003, File No. 1-10190.

32. Incorporated by reference from the Company's Current Report on Form 10-QSB dated December 31, 2003, File No. 1-10190.

33. Incorporated by reference from the Company's Annual Report on Form 10-KSB dated March 31, 2004, File No. 1-10190.

34. Incorporated by reference from the Company's Current Report on Form 10-QSB dated June 30, 2004, File No. 1-10190.

EXHIBIT 31.3

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT
TO SECTION 302 (a) OF THE SARBANES-OXLEY ACT OF 2002

I, Paul R. Slack, certify that:

1. I have reviewed this annual report on Form 10-KSB/A of b- Fast Corp;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the Registrant and we have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any changes in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and


5. The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

        b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.



June 15, 2005



/s/ Paul R. Slack
Paul R. Slack
Chief Accounting Officer

EXHIBIT 31.4

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT
TO SECTION 302 (a) OF THE SARBANES-OXLEY ACT OF 2002

I, Bobby Ray Adkins, certify that:

1. I have reviewed this annual report on Form 10-KSB/A of b- Fast Corp;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this annual report;

4. The Registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the Registrant and we have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any changes in the Registrant's internal control over financial reporting that occurred during the Registrant's most recent fiscal quarter (the Registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

5. The Registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant's auditors and the audit committee of Registrant's board of directors (or persons performing the equivalent functions):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.



June 15, 2005



/s/ Bobby Ray Adkins
Bobby Ray Adkins
President and Chief Executive Officer
Chairman of the Board of Directors

Exhibit 32.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of b-Fast Corp. (the "Company") on Form 10-KSB/A for the period ended September 30, 2004 as filed with the Securities Exchange Commission (the "Report"), I, Bobby Ray Adkins, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all in material respects, the financial condition and result of operations of the Company.





/s/ Bobby Ray Adkins
President and Chief Executive Officer
Chairman of the Board of Directors
Date:  June 15, 2005

Exhibit 32.4

CERTIFICATION OF CHIEF ACCOUNTING OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of b-Fast Corp. (the "Company") on Form 10-KSB/A for the period ended September 30, 2004 as filed with the Securities Exchange Commission (the "Report"), I, Paul R. Slack, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(3) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4) the information contained in the Report fairly presents, in all in material respects, the financial condition and result of operations of the Company.





/s/ Paul R. Slack
Chief Accounting Officer
Date:  June 15, 2005